CREDIT AGREEMENT

                            Dated as of July 30, 1999

                                      among


                         STONE & WEBSTER, INCORPORATED,

                             BANK OF AMERICA, N.A.,

                                    as Agent,
                                       and
                        a Letter of Credit Issuing Bank,


                                 HSBC BANK USA,
                                   as Co-Agent


                                       and


                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO








                                   Arranged by

                         BANC OF AMERICA SECURITIES LLC

                                TABLE OF CONTENTS


                                                                         Page
                                                                         ----

ARTICLE I      DEFINITIONS

1.01      Certain Defined Terms
1.02      Other Interpretive Provisions                                   xxviii
1.03      Accounting Principles                                             xxix
ARTICLE II     THE CREDITS                                                   xxx
2.01      Amounts and Terms of Commitments                                   xxx
2.02      Loan Accounts                                                      xxx
2.03      Procedure for Borrowing                                           xxxi
2.04      Conversion and Continuation Elections                            xxxii
2.05      Voluntary Termination or Reduction of Commitments               xxxiii
2.06      Optional Prepayments                                             xxxiv
2.07      Mandatory Prepayments of Loans; Mandatory Commitment
           Reductions                                                      xxxiv
2.08      Repayment                                                         xxxv
2.09      Interest                                                         xxxvi
2.10      Fees                                                             xxxvi
(a)         Arrangement, Agency, Upfront Fees                              xxxvi
(b)         Facility Fees                                                 xxxvii
2.11      Computation of Fees and Interest                                xxxvii
2.12      Payments by the Company                                        xxxviii
2.13      Payments by the Banks to the Agent                             xxxviii
2.14      Sharing of Payments, Etc.                                        xxxix
2.15      Security and Guaranty                                            xxxix
ARTICLE III    THE LETTERS OF CREDIT                                          xl
3.01      The Letter of Credit Facility                                       xl
3.02      Issuance, Amendment and Renewal of Letters of Credit               xli
3.03      Existing Letters of Credit; Risk Participations, Drawings
           and Reimbursements                                              xliii
3.04      Repayment of Participations                                       xlvi
3.05      Role of the Issuing Bank                                          xlvi
3.06      Obligations Absolute                                             xlvii
3.07      Cash Collateral Pledge                                          xlviii
3.08      Letter of Credit Fees                                           xlviii
3.09      Uniform Customs and Practice                                      xlix
3.10      Currency Determinations                                           xlix
ARTICLE IV     TAXES, YIELD PROTECTION AND ILLEGALITY                       xlix
4.01      Taxes.                                                            xlix
4.02      Illegality                                                          li
4.03      Increased Costs and Reduction of Return                            lii
4.04      Funding Losses                                                     lii
4.05      Inability to Determine Rates                                      liii
4.06      Reserves on Offshore Rate Loans                                   liii
4.07      Certificates of Banks                                              liv
4.08      Substitution of Banks                                              liv
4.09      Survival                                                           liv
4.10      Increase in Commitments                                            liv
ARTICLE V      CONDITIONS PRECEDENT                                           lv
5.01      Conditions of Initial Credit Extensions                             lv
(a)         Credit Agreement; Loan Documents and Notes                        lv
(b)         Collateral Documents                                             lvi
(c)         Resolutions; Incumbency                                         lvii
(d)         Organization Documents; Good Standing                           lvii
(e)         Legal Opinions                                                  lvii
(f)         Payment of Fees                                                lviii
(g)         Certificate                                                    lviii
(h)         Year 2000 Compliance                                           lviii
(i)         Valuation                                                      lviii
(j)         Insurance Policies                                               lix
(k)         Replacement of Prior Bank Agreements; Release of Liens           lix
(m)         Other Documents                                                  lix
5.02      Conditions to All Credit Extensions                                lix
(a)          Notice, Application                                             lix
(b)          Continuation of Representations and Warranties                  lix
(c           No Existing Default                                              lx
5.03      Conditions for a Domestic Principal Subsidiary to Become a
           Guarantor                                                          lx
ARTICLE VI     REPRESENTATIONS AND WARRANTIES                                lxi
6.01      Corporate Existence and Power                                      lxi
6.02      Corporate Authorization; No Contravention                          lxi
6.03      Governmental Authorization                                         lxi
6.04      Binding Effect                                                    lxii
6.05      Litigation                                                        lxii
6.06      No Default                                                        lxii
6.07      ERISA                                                             lxii
6.08      Use of Proceeds; Margin Regulations                              lxiii
6.09      Title to Properties                                              lxiii
6.10      Taxes                                                            lxiii
6.11      Financial Condition                                               lxiv
6.12      Environmental Matters                                             lxiv
6.13      Regulated Entities                                                lxiv
6.14      No Burdensome Restrictions                                         lxv
6.15      Copyrights, Patents, Trademarks and Licenses, etc.                 lxv
6.16      Subsidiaries                                                       lxv
6.17      Insurance                                                          lxv
6.18      Labor Relations                                                    lxv
6.19      Representations and Warranties in Related Documents               lxvi
6.20      Solvency                                                          lxvi
6.21      Swap Obligations                                                 lxvii
6.22      Year 2000                                                        lxvii
6.23      Collateral Documents                                             lxvii
6.24      121A Agreements                                                 lxviii
6.25      Full Disclosure                                                 lxviii
ARTICLE VII    AFFIRMATIVE COVENANTS                                      lxviii
7.01      Financial Statements                                              lxix
7.02      Certificates; Other Information                                   lxix
7.03      Notices                                                            lxx
7.04      Preservation of Corporate Existence, Etc                          lxxi
7.05      Maintenance of Property                                           lxxi
7.06      Insurance                                                         lxxi
7.07      Payment of Obligations                                           lxxii
7.08      Compliance with Laws                                             lxxii
7.09      Compliance with ERISA                                            lxxii
7.10      Inspection of Property and Books and Records                     lxxii
7.11      Environmental Laws                                              lxxiii
7.12      Use of Proceeds                                                 lxxiii
7.13      Additional Guarantors                                           lxxiii
7.14      Further Assurances                                              lxxiii
ARTICLE VIII   NEGATIVE COVENANTS                                          lxxiv
8.01      Indebtedness                                                     lxxiv
8.02      Limitation on Liens                                               lxxv
8.03      Disposition of Assets                                            lxxvi
8.04      Limitation on Acquisitions and Investments                      lxxvii
8.05      Business Activities                                            lxxviii
8.06      Limitation on Capital Expenditures                             lxxviii
8.07      Limitations on Fundamental Changes                             lxxviii
8.08      ERISA                                                          lxxviii
8.09      Consolidated Net Worth                                           lxxix
8.10      Fixed Charge Coverage Ratio                                      lxxix
8.11      Funded Debt Coverage Ratio                                       lxxix
8.12      Transactions with Affiliates                                     lxxix
8.13      Use of Proceeds                                                  lxxix
8.14      Joint Ventures                                                    lxxx
8.15      Restricted Payments                                               lxxx
8.16      Accounting Changes                                               lxxxi
8.17      Amendments                                                       lxxxi
ARTICLE IX     EVENTS OF DEFAULT                                          lxxxii
9.01      Event of Default                                                lxxxii
(a)         Non-Payment                                                   lxxxii
(b)         Representation or Warranty                                    lxxxii
(c)         Specific Defaults                                             lxxxii
(d)         Other Defaults                                                lxxxii
(e)         Cross-Default                                                 lxxxii
(f)         Insolvency; Voluntary Proceedings                            lxxxiii
(g)         Involuntary Proceedings                                      lxxxiii
(h)         ERISA                                                        lxxxiii
(i)         Monetary Judgments                                           lxxxiii
(j)         Non-Monetary Judgments                                        lxxxiv
(k)         Change of Control                                             lxxxiv
(l)         Guarantor Defaults                                            lxxxiv
(m)         Invalidity of Subordination Provisions                        lxxxiv
(n)         Collateral                                                    lxxxiv
(o)         Enforceability of Loan Documents                              lxxxiv
9.02      Remedies                                                        lxxxiv
9.03      Rights Not Exclusive                                             lxxxv
ARTICLE X      THE AGENT                                                   lxxxv
10.01     Appointment and Authorization                                    lxxxv
10.02     Delegation of Duties                                            lxxxvi
10.03     Liability of Agent                                              lxxxvi
10.04     Reliance by Agent                                              lxxxvii
10.05     Notice of Default                                              lxxxvii
10.06     Credit Decision                                                lxxxvii
10.07     Indemnification of Agent                                      lxxxviii
10.08     Agent in Individual Capacity                                  lxxxviii
10.09     Successor Agent                                                 lxxxix
10.10     Withholding Tax                                                 lxxxix
10.11     Co-Agents                                                           xc
ARTICLE XI     MISCELLANEOUS                                                 xci
11.01     Amendments and Waivers                                             xci
11.02     Notices                                                           xcii
11.03     No Waiver; Cumulative Remedies                                    xcii
11.04     Costs and Expenses                                               xciii
11.05     Company Indemnification                                          xciii
11.06     Payments Set Aside                                                xciv
11.07     Successors and Assigns                                            xciv
11.08     Assignments, Participations, etc.                                 xciv
11.09     Confidentiality                                                   xcvi
11.10     Set-off                                                           xcvi
11.11     Notification of Addresses, Lending Offices, Etc.                 xcvii
11.12     Counterparts                                                     xcvii
11.13     Severability                                                     xcvii
11.14     No Third Parties Benefitted                                      xcvii
11.15     Governing Law and Jurisdiction                                   xcvii
11.16     Waiver of Jury Trial                                            xcviii
11.17     Currency                                                        xcviii
11.18     Entire Agreement                                                  xcix

SCHEDULES

Schedule 1.01(b)             Prior Bank Agreements
Schedule 2.01                Commitments
Schedule 3.03                Existing Letters of Credit
Schedule 6.03                Governmental Authorizations
Schedule 6.05                Litigation
Schedule 6.11                Permitted Liabilities
Schedule 6.12                Environmental Matters
Schedule 6.16                Principal Subsidiaries
Schedule 6.17                Insurance Matters
Schedule 8.01(b)             Permitted Indebtedness
Schedule 8.15(b)(i)          Permitted Optional Payments
Schedule 11.02               Lending/Payment Offices; Addresses for Notices

EXHIBITS

Exhibit A                    Form of Notice of Borrowing
Exhibit B                    Form of Notice of Conversion/Continuation
Exhibit C                    Form of Compliance Certificate
Exhibit D                    Form of Note
Exhibit E                    Form of Mortgage
Exhibit F                    Form of Guaranty
Exhibit G                    Form of Security Agreement
Exhibit H-1                  Form of Company Pledge Agreement
Exhibit H-2                  Form of SWMC Pledge Agreement
Exhibit H-3                  Form of SWEC Pledge Agreement
Exhibit H-4                  Form of Nordic Pledge Agreement
Exhibit H-5                  Form of NI Pledge Agreement
Exhibit I-1                  Form of Legal Opinion of Company's Special Counsel
Exhibit I-2                  Form of Legal Opinion of Company's General Counsel
Exhibit I-3                  Form of Legal Opinion of Company's Special Local
                              Counsel
Exhibit J                    Form of Assignment and Acceptance
Exhibit K                    Form of Intercreditor Agreement
Exhibit L                    Form of Intercompany Note
Exhibit M                    Form of Subordination Provisions


                                CREDIT AGREEMENT


     This CREDIT AGREEMENT is entered into as of July 30, 1999, among STONE & WEBSTER, INCORPORATED, a Delaware corporation (the "Company"), THE SEVERAL FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY TO THIS AGREEMENT (collectively, the "Banks"; individually, a "Bank"), BANK OF AMERICA, N.A., an Issuing Bank, BANK OF AMERICA, N.A., as Agent for the Banks, and HSBC BANK USA as Co-Agent.

     WHEREAS, the Banks have agreed to make available to the Company certain revolving credit facilities and a letter of credit facility upon the terms and conditions set forth in this Agreement;

     WHEREAS, in addition to its inclusion as a Bank hereunder, Bank of America has agreed to act as an Issuing Bank, and Bank of America has agreed to act as the Agent upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.01 Certain Defined Terms. The following terms have the following meanings:

          "Accumulated Funding Deficiency" means with respect to any Plan that is subject to the minimum funding standards of Section 412 of the Code, an amount described in Section 412(a) of the Code.

          "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

          "Additional Guarantor" has the meaning specified in Section 7.13.

          "Additional Guaranty" has the meaning specified in Section 7.13.

          "Affected Bank" has the meaning specified in Section 4.08.

          "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

          "Agent" means Bank of America in its capacity as administrative agent for the Banks hereunder, and any successor agent arising under Section 10.09.

          "Agent-Related Persons" means Bank of America, any Issuing Bank hereunder, any successor agent arising under Section 10.09 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates (including, in the case of Bank of America, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agent's  Payment  Office" means the address for payments set forth on
     Schedule 11.02 or such other address as the Agent may from time to time specify.

          "Agreement" means this Credit Agreement.

          "Applicable Facility Fee Rate" means a rate per annum equal to 0.40%.

          "Applicable Margin" means, for each Base Rate Loan and Offshore Rate Loan, the applicable rate per annum set forth under the relevant column heading below:

               Base Rate Loans                    Offshore Rate Loans
               ---------------                    -------------------
                     0%                                   1.60%

          "Arranger" means Banc of America Securities LLC, a Delaware limited liability corporation.

          "Assignee" has the meaning specified in Section 11.08(a).

          "Attorney Costs" means and includes all reasonable and documented fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

          "Bank" has the meaning specified in the introductory clause hereto. References to the "Banks" shall include Bank of America and any other Bank in its capacity as Issuing Bank; for purposes of clarification only, to the extent that such Bank may have any rights or obligations in addition to those of the Banks due to its status as an Issuing Bank, its status as such will be specifically referenced.

          "Banking Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and (i) with respect to disbursements and payments in and calculations pertaining to any Offshore Rate Loan in Dollars, a day on which dealings are carried on in the applicable offshore Dollar interbank market, and (ii) with respect to any disbursements and payments in and calculations pertaining to any Letter of Credit denominated in an Offshore Currency, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Offshore Currency will be made or received hereunder.

          "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. 101, et seq.).

          "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

          Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan" means a Revolving Loan or an L/C Advance, that bears interest based on the Base Rate.

          "Bank of America" means Bank of America, N.A., and its successors and assigns.

          "Borrowing" means a borrowing hereunder consisting of Revolving Loans of the same Type made to the Company on the same day by the Banks under
     Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

          "Borrowing  Date"  means any date on which a  Borrowing  occurs  under
     Section 2.03.

          "Borrowing" and "Borrow" each mean, a borrowing hereunder consisting of Loans of the same type made on the same day and, other than in the case of Base Rate Loans, having the same Interest Period.

          "Borrower Party" means the Company, each Domestic Principal Subsidiary which is a party to the Guaranty, any other Subsidiary which is a party to any Collateral Document and any Subsidiary which is listed as an account party on an Existing Letter of Credit.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means a Banking Day.

          "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "Capital Lease" shall mean any lease or other agreement for the use of property which is required to be capitalized on a balance sheet of the lessee or other user of property in accordance with GAAP.

          "Capital Stock" means, as to any Person, all shares, interests, partnership interests, limited liability company interests, participations, rights in or other equivalents (however designated) of such Person's equity (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interests, participations, rights or other equity.

          "Capitalized Lease Obligations" with respect to any Person, shall mean the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the balance sheet of such Person at such time in respect of such Person's interest as lessee under a Capital Lease.

          "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meaning. The Company hereby grants the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

          "Change in Control" means

               (a) The beneficial ownership (within the meaning of Rule 13b-3 promulgated under the Exchange Act by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
          Act) (a "Person") of 25% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock') or (ii) the combined voting power of the then-outstanding voting securities in the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following accumulations and acquisitions shall not constitute a Change of Control;

                    (i)  any   acquisition   directly  from  the  Company  or  a
               Subsidiary of the Company;

                    (ii) any  acquisition  or  accumulation  by the  Company  or
               Subsidiary of the Company; or

                    (iii) any  acquisition or accumulation by any employee stock ownership or other benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

               (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

               (c) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          "Closing Date" means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by all Banks (or, in the case of Section 5.01(f), waived by the Person entitled to receive such payment).

          "Code" means the Internal Revenue Code of 1986 and regulations promulgated thereunder, as amended from time to time.

          "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Company or any Guarantor as debtor and their respective Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Banks, or the Collateral Agent on behalf of the Banks or the Senior Secured Lenders, whether under this Agreement or under any other documents executed by any such persons and delivered to the Collateral Agent or the Banks or the Senior Secured Lenders.

          "Collateral Agent" means Bank of America in its capacity as collateral agent for the Banks and the other Senior Secured Lenders under the Intercreditor Agreement, and any successor Collateral Agent arising under the Intercreditor Agreement.

          "Collateral Documents" means, collectively, (i) the Mortgages, the Security Agreement, the Guaranty, any Additional Guaranty, the Pledge Agreements, and all other security agreements, mortgages, deeds of trust, lease assignments, lease subordination agreements, tenant estoppels, guarantees and other similar agreements between the Company or its Subsidiaries, as the case may be, and the Banks, the Agent or the Collateral Agent, as the case may be, for the benefit of the Banks or the Senior Secured Lenders, as the case may be, now or hereafter delivered to the Banks, the Agent or the Collateral Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against the Company or any Subsidiaries or any Guarantor as debtor in favor of the Banks, the Agent or the Collateral Agent, as the case may be, for the benefit of the Banks or the Senior Secured Lenders, as the case may be, as secured party and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

          "Collateral Pool" means, collectively, all Collateral under the Collateral Documents.

          "Combined Commitments" means, as of any date of determination thereof, the sum at such time of the Commitments of all the Banks.

          "Combined Revolving Loan Commitment Sublimit" shall mean the sum at such time of the Revolving Loan Commitment Sublimit of all the Banks, which amount as of the Closing Date is $130,000,000, as revised from time to time pursuant hereto.

          "Commitments" means the commitment of each Bank which shall be the amount specified therefor on Schedule 2.01 attached hereto and made part hereof, as revised from time to time pursuant hereto.

          "Company Pledge Agreement" means the Pledge Agreement dated the date hereof from the Company to the Collateral Agent, for the benefit of the Banks and the other Senior Secured Lenders, substantially in the form of Exhibit H-1.

          "Company Pledged Notes" means the intercompany notes issued by The Nordic Group in favor of the Company and such other intercompany notes pledged in accordance with the provisions of Section 8.04(f) to the Collateral Agent, for the benefit of the Banks and the other Senior Secured Lenders, pursuant to the Company Pledge Agreement.

          "Company  Pledged  Shares"  means  each of the  shares  of (i)  Summer
     Street, (ii) Nordic Holdings, Inc., a Delaware corporation, and (iii) Nordic Investors, Inc., a Nevada corporation, each pledged to the Agent, for the benefit of the Banks and the other Senior Secured Lenders , pursuant to the Company Pledge Agreement.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

          "Consolidated EBIT" means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated Net Income for such period, plus (b) any extraordinary loss reflected in such Consolidated Net Income, minus (c) any extraordinary gain reflected in such Consolidated Net Income, plus (d) Consolidated Interest Expense for such period, plus (e) the aggregate amount of federal and state taxes on or measured by income for such period (whether or not payable during that period); provided, that, only with respect to any determination thereof during such periods, the term "Consolidated EBIT" shall exclude (i) $3,142,000 in charge-offs taken by the Company during the fiscal quarter ending September 30, 1998, (ii) $88,271,000 in charge-offs taken by the Company during the fiscal quarter ending December 31, 1998 and (iii) $74,200,000 in charge-offs taken by the Company during the fiscal quarter ending March 31, 1999.

          "Consolidated EBITDA" means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated EBIT for such period plus (b) depreciation, amortization and all other non-cash expenses of the Company and its Subsidiaries on a consolidated basis for such period.

          "Consolidated Funded Debt" means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, without duplication (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (including, without limitation, any other similar obligations for borrowed money and off balance sheet debt associated with asset securitizations); (b) any direct or contingent obligations of such Person arising under Financial Letters of Credit, banker's acceptances, bank guaranties, and all drawn but unreimbursed obligations arising under letters of credit (other than Financial Letters of Credit); and (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Obligations, all determined in accordance with GAAP.

          "Consolidated Interest Expense" means, for any period, for the Company and its Subsidiaries on a consolidated basis, total interest expense, whether paid or accrued, determined in accordance with GAAP, including commitment fees owed with respect to the unused portion of the Combined Commitments, other fees hereunder, charges in respect of the portion of any Capitalized Lease Obligations allocable to interest expense, but excluding amortization of write-off of debt discount and expense and the portion of the upfront costs and expenses for Hedge Agreements (to the extent included in gross interest expense) fairly allocated to such Hedge Agreements as expenses for such period, less interest income on Hedge Agreements for that period and Hedge Agreements payments received.

          "Consolidated Net Income" means, with respect to any fiscal period, the net income of the Company and its Subsidiaries for that period determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Worth" means stockholders' equity (other than any interest of a stockholder represented by redeemable preferred shares) of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Consolidated Rentals" means as of the date of any determination, for the Company and its Subsidiaries on a consolidated basis, all fixed payments (including all such payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by for the Company and its Subsidiaries as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company and its Subsidiaries (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under so-call "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "Conversion/Continuation Date" means any date on which, under Section 2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

          "Credit Extension" means and includes (a) the making of any Revolving Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder (including the Existing Letters of Credit).

          "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Default Rate" has the meaning specified in Section 2.09(c).

          "Disposition" means (i) the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under Section 8.03, and (ii) the sale or transfer by the Company or any Subsidiary of the Company of any equity securities issued by any Subsidiary of the Company and held by such transferor Person.

          "Dollars", "dollars" and "$" each mean lawful money of the United States.

          "Domestic Principal Subsidiary" means a Principal Subsidiary that is organized under the laws of any jurisdiction within the United States.

          "Effective Amount" means (i) with respect to any Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (ii) with respect to any outstanding L/C
     Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date. For purposes of Section 2.07(a) the Effective Amount shall be determined without giving effect to any mandatory prepayments to be made under Section 2.07(b) or 2.07(c).

          "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

          "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

          "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

          "ERISA" means the Employee Retirement Income Security Act of 1974 and regulations promulgated thereunder, as amended from time to time.

          "ERISA Affiliate" means any corporation which is a member of the same controlled group of corporations as the Company within the meaning of
     Section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of Section 414(c) of the Code.

          "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate (other than in connection with a standard termination under Section 4041(b) of ERISA), the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; or (e) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

          "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

          "Event of Default" means any of the events or circumstances specified in Section 9.01.

          "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder, as amended from time to time.

          "Existing  Letters of Credit" means the letters of credit described in
     Schedule 3.03.

          "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

          "FX Trading Office" means the Foreign Exchange Trading Center #5193, San Francisco, California, of Bank of America, or such other of Bank of America's offices as Bank of America may designate from time to time.

          "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          "Fee Letter" has the meaning specified in Section 2.10(a).

          "Financial Letters of Credit" means a letter of credit classified as a financial letter of credit for regulatory reporting purposes by the Issuing Bank, which classification shall be conclusive and binding on the Company and the Banks if reasonably determined.

          "Fixed Charge Coverage Ratio" means, as of the end of any fiscal quarter, the ratio of (a) Consolidated EBIT for the period of four consecutive fiscal quarters ending on such date plus Consolidated Rentals for such period to (b) Consolidated Interest Expense for such period plus Consolidated Rentals for such period. Results of The Nordic Group or any other Person acquired from time to time may be included in computing this ratio to the extent the Company has furnished audited financial statements therefor for the most recent fiscal year and interim financial statements thereafter prepared in accordance with GAAP on a consistent basis for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such period.

          "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

          "Funded Debt Coverage Ratio" means, as of the end of any fiscal quarter, the ratio of (a) Consolidated Funded Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date. Results of The Nordic Group or any other Person acquired from time to time may be included in computing this ratio to the extent the Company has furnished audited financial statements therefor for the most recent fiscal year and interim financial statements thereafter prepared in accordance with GAAP on a consistent basis for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such period.

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" means any nation or government, any state or municipality or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guarantor" means each Domestic Principal Subsidiary party to the Guaranty, including any Additional Guarantor as the case may be.

          "Guaranty" shall mean the Guaranty dated as of the date hereof executed by each Domestic Principal Subsidiary in favor of the Agent for the benefit of the banks, substantially in the form attached hereto and Exhibit F.

          "Guaranty Obligation" means, for any Person, any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the primary purpose of assuring the holder of such
     Indebtedness of the payment of such Indebtedness, or (c) to maintain working capital, equity, or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

          "Headquarters Building" has the meaning specified in Section 5.01(i)

          "Honor Date" has the meaning specified in Section 3.03(c).

          "Indebtedness" means, as to any Person (without duplication):

               (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

               (b) any direct or contingent obligations of such Person arising under Financial Letters of Credit, banker's acceptances, bank guaranties, and all drawn but unreimbursed obligations arising under letters of credit (other than Financial Letters of Credit);

               (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Obligations;

               (d) all net obligations with respect to any Swap Contract in an amount equal to the Swap Termination Value;

               (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business pursuant to ordinary terms), and obligations (excluding prepaid interest thereon) described in clauses
          (a) through (d) above and secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

               (f) all Guaranty Obligations of such Person in respect of any of the foregoing.

          "Indemnified Liabilities" has the meaning specified in Section 11.05.

          "Indemnified Person" has the meaning specified in Section 11.05.

          "Independent Auditor" has the meaning specified in Section 7.01(a).

          "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "Intercreditor Agreement" means that certain Collateral, Agency and Intercreditor Agreement dated the date hereof by and among the Company, the Collateral Agent and the Senior Secured Lenders, substantially in the form of Exhibit K.

          "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan.

          "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one (1), two (2) or three (3) months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) no Interest Period for any Loan shall extend beyond the Termination Date.

          "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

          "Issuance Date" has the meaning specified in Section 3.01(a).

          "Issue" means, with respect to any Letter of Credit, to incorporate the Existing Letters of Credit into this Agreement, or to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

          "Issuing Bank" means any of Bank of America, in its capacity as issuer of one or more Letters of Credit hereunder and each Bank listed in Schedule
     3.03 hereto as the issuer of an Existing Letter of Credit, together with any replacement letter of credit issuer arising under Section 10.01(b) or
     Section 10.09.

          "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

          "L/C Advance" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

          "L/C Amendment Application" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C Application" means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor, if available prior to the Termination Date, converted into a Borrowing of Revolving Loans under Section 3.03(c).

          "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit (including the Existing Letters of Credit) from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date $110,00,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Sections 2.05 and 2.07; provided that the L/C Commitment is a part of the Combined Commitments, rather than a separate, independent commitment.

          "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

          "L/C-Related   Documents"  means  the  Letters  of  Credit,   the  L/C
     Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

          "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 11.02, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

          "Letters of Credit" means the Existing Letters of Credit and any letters of credit (whether Financial Letters of Credit or Non-Financial Letters of Credit) issued by the Issuing Bank pursuant to Article III.

          "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

          "Loan"  means an  extension  of credit by a Bank to the Company  under
     Article II or Article III in the form of a Revolving Loan or L/C Advance.

          "Loan Documents" means this Agreement, any Notes, the Intercreditor Agreement, the Collateral Documents, the Fee Letter, the L/C-Related Documents, and all other documents delivered to the Agent or any Bank in connection herewith or therewith.

          "Majority Banks" means at any time Banks then holding in excess of 50% of the then aggregate unpaid principal amount of the Loans and beneficial interests in L/C Obligations and, if no such principal amount is then outstanding, Banks then having in excess of 50% of the Combined Commitments.

          "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

          "Material Adverse Effect" means (a) a material adverse effect in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Subsidiary to perform under any Loan Document to which it is a party and to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document to which it is a party or (ii) the perfection or priority of any Lien granted to the Banks, to the Agent or to the Collateral Agent, as the case may be, for the benefit of the Banks under any of the Collateral Documents.

          "Mortgage" means any deed of trust, mortgage, deed to secure debt or other document creating a Lien on real property or any interest in real property, substantially in the form attached hereto as Exhibit E.

          "Multiemployer Plan" means a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions, or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "Net  Issuance  Proceeds"  means,  with  respect  to any  issuance  of
     Subordinated Debt, cash proceeds and non-cash proceeds received or receivable in connection therewith, net reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of the Company, such costs and expenses not to exceed 5% of the gross proceeds of such issuance.

          "Net Proceeds" means proceeds in cash, checks or other cash equivalent financial instruments (including cash equivalents) as and when received by the Person making a Disposition or obtaining a mortgage or other source of funds in connection with Section 7.14(c), net of: (a) the direct costs relating to such Disposition or mortgage or other such financing, (b) sale, use or other transaction taxes paid or payable as a result thereof, and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition.

          "NI Pledge Agreement" means the Pledge Agreement dated the date hereof from Nordic Investors, Inc., a Nevada corporation, to the Agent, for the benefit of the Banks, substantially in the form of Exhibit H-5.

          "NI Pledged Shares" means the partnership interests of Nordic Refrigerated Services, LP, a Georgia limited partnership, pledged to the Agent, for the benefit of the Banks and the other Senior Secured Lenders, pursuant to the NI Pledge Agreement.

          "Non-Financial Letter of Credit" means a commercial letter of credit or a letter of credit classified as a performance letter of credit for regulatory reporting purposes by the Issuing Bank, which classification shall be conclusive and binding on the Company and the Banks if reasonably determined.

          "Nordic Pledge Agreement" means the Pledge Agreement dated the date hereof from Nordic Holdings, Inc., a Delaware corporation, to the Agent, for the benefit of the Banks and the other Senior Secured Lenders, substantially in the form of Exhibit H-4.

          "Nordic Pledged Shares" means each of (i) the shares of Nordic Rail Services, Inc., a North Carolina corporation, (ii) the shares of Nordic Transportation Services, Inc., a North Carolina corporation, (iii) the shares of Nordic Refrigerated Services, Inc., a North Carolina corporation, and (iv) the partnership interests of Nordic Refrigerated Services, LP, a Georgia limited partnership, each pledged to the Agent, for the benefit of the Banks and the other Senior Secured Lenders, pursuant to the Nordic Pledge Agreement.

          "Note" and "Notes" means any Promissory Note.

          "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

          "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

          "Obligations" means all Loans, all reimbursement obligations with respect to Letters of Credit, all fees and charges, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties arising under this Agreement or any other Loan Document owing by the Company to any Bank, the Agent, or any other Person required to be indemnified under any Loan Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

          "Offshore Currency" means any currency other than Dollars, so long as such currency is freely transferable and convertible into Dollars and is traded and readily available to the Agent in the London interbank market.

          "Offshore Rate" means, for each Interest Period in respect of Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward, if necessary, to the next 1/16th of 1%) of the rates of interest per annum notified to the Agent by the Reference Bank as the rate of interest at which deposits in Dollars or the applicable Offshore Currency, as the case may be, in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by the Reference Bank and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

          "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

          "121A Agreements" means, collectively, the Land Disposition Agreement dated as of June 29, 1973 between Summer Street and the Boston
     Redevelopment Authority, the agreement dated July 6, 1973 between Summer Street and the City of Boston commonly known as the "6A Agreement", the Application submitted by Summer Street and filed with the Boston Redevelopment Authority and the agreement dated February 5, 1973 executed by the Borrower with respect to the nontransfer of the shares of Summer Street.

          "Organization Documents" means (i) for any corporation or limited liability company, as the case may be, the certificate or articles of incorporation or certificate of organization, as the case may be, the bylaws or operating agreement, as the case may be, any certificate of determination or instrument relating to the rights of preferred shareholders or members, as the case may be, of such corporation, or limited liability company, any shareholder or member rights agreement, and all applicable resolutions of the board of directors or managers (or any committee thereof) of such corporation or limited liability company, as the case may be, and (ii) for any partnership, the certificate of partnership, the partnership agreement and all applicable resolutions of the partners of such partnership.

          "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Overnight Foreign Currency Rate" means, for any amount payable in a currency other than Dollars, the rate of interest per annum as determined by the Issuing Bank (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16 of 1%)) at which overnight or weekend deposits of the appropriate currency (or, if such amount due remains unpaid more than 3 Business Days, then for such period of time not longer than 6 months as the Issuing Bank may elect in its absolute discretion) for delivery in immediately available and freely transferable funds would be offered by the Issuing Bank to prime banks in the interbank market upon request of such prime banks for the applicable period as determined above and in an amount comparable to the unpaid principal amount of the related obligation (or, if the Issuing Bank is not placing deposits in such currency in the interbank market, then the Issuing Bank's cost of funds in such currency for such period).

          "Participant" has the meaning specified in Section 11.08(d).

          "PBGC"  means  the  Pension  Benefit  Guaranty  Corporation,   or  any
     successor or replacement entity thereto under ERISA.

          "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliates or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

          "Permitted Liens" means:

               (a) Inchoate Liens incident to construction on or maintenance of property; or Liens incident to construction on or maintenance of property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable Laws) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such property is subject to a material risk of loss or forfeiture;

               (b) Liens for taxes and assessments on property which are not yet past due; or Liens for taxes and assessments on property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such property is subject to a material risk of loss or forfeiture;

               (c) minor defects and irregularities in title, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

               (d) rights reserved to or vested in any Governmental Authority to control or regulate, or obligations or duties to any Governmental Authority with respect to, the use of any property;

               (e) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Authority with respect to, any right, power, franchise, grant, license, or permit;

               (f) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of property;

               (g) statutory  Liens,  other than those  described in subsections
          (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture;

               (h) covenants, conditions, and restrictions affecting the use of real property which in the aggregate do not materially impair the fair market value or use of the real property for the purposes for which it is or may reasonably be expected to be held;

               (i) subject to any of the Collateral Documents, rights of tenants under leases and rental agreements covering real property entered into in the ordinary course of business of the Person owning such real property;

               (j) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

               (k) Liens consisting of pledges or deposits of property to secure performance in connection with operating leases made in the ordinary course of business to which the Company or a Subsidiary of the Company is a party as lessee;

               (l) Liens consisting of any right of offset, or statutory bankers' lien, on bank deposit accounts maintained in the ordinary course of business so long as the Bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers' lien;

               (m) Liens consisting of deposits of property to secure statutory obligations of the Company or a Subsidiary of the Company in the ordinary course of its business;

               (n) Liens consisting of deposits of property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which the Company or a Subsidiary of the Company is a party in the ordinary course of its business;

               (o) Liens created by or resulting from any litigation or legal proceeding involving the Company or a Subsidiary of the Company in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings, provided that adequate reserves have been set aside and no material property is subject to a material risk of loss or forfeiture;

               (p) other non-consensual Liens incurred in the ordinary course of business but not in connection with an extension of credit, which do not in the aggregate, when taken together with all other Liens, materially impair the value or use of the property of the Company and its Subsidiaries, taken as a whole; and

               (q) Liens consisting of (i) an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the value or use of property for the purposes for which it is or may reasonably be expected to be held, (ii) an option or right to acquire a Lien that would be a Permitted Lien, (iii) the subordination of a lease or sublease in favor of a financing entity and (iv) a license, or similar right, of or to intangible assets granted in the ordinary course of business.

          "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation.

          "Person"  means  an  individual,  partnership,   corporation,  limited
     liability   company,   business   trust,   joint  stock   company,   trust,
     unincorporated association, joint venture or Governmental Authority.

          "Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, which the Company or any ERISA Affiliate sponsors or maintains, or to which the Company or any ERISA Affiliate makes, is making or is obligated to make, contributions; and includes any pension plan or Multiemployer Plan.

          "Pledge Agreements" shall mean collectively, each of the Company Pledge Agreement, the SWMC Pledge Agreement, the SWEC Pledge Agreement, the Nordic Pledge Agreement and the NI Pledge Agreement, as each of the same may be amended from time to time, and any supplement to any Pledge Agreement.

          "Pledged Collateral" or "Pledged Shares" means all of the Company Pledged Shares, the Company Pledged Notes, the SWMC Pledged Shares, the SWEC Pledged Shares, the Nordic Pledged Shares and the NI Pledged Shares or any additional pledged shares, membership interests or partnership interests or intercompany notes pledged pursuant to a Pledge Agreement.

          "Principal Subsidiary" means any direct or indirect Subsidiary of the Company which (a) owns directly or indirectly 5% or more of the book value of the assets of the Company and its Subsidiaries on a consolidated basis or (b) has contributed directly or indirectly more than 5% of the gross consolidated revenues of the Company and its Subsidiaries for any one of the preceding four fiscal quarters of the Company.

          "Prior Bank Agreements" means those agreements listed on Schedule 1.01(b) hereto.

          "Prior Bank Lender" means any lender party to any of the Prior Bank Agreements.

          "Prior Bank Liens" means those liens created, arising under or existing pursuant to the Prior Bank Agreements, if any.

          "Prohibited Transaction" means any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA or the transitional rules set forth in Section 414(c) of ERISA and any transaction described in section 4975(c) of the Code which is not exempt by reason of
     Section 4975(c)(2) or Section 4975(d) of the Code, or the transitional rules of Section 2003(c) of ERISA.

          "Projections" has the meaning specified in Section 6.11(b).

          "Promissory Note" means a promissory note executed by the Company in favor of a Bank pursuant to Section 2.02(b), in substantially the form of Exhibit D.

          "Property" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

          "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent, in the case of either the Revolving Loan Commitment Sublimit or the Commitments, as set forth under the appropriate column heading in
     Schedule 2.01 attached hereto, as such Schedule may be amended from time to time in accordance with the terms of this Agreement.

          "Reference Bank" means Bank of America.

          "Replacement Bank" has the meaning specified in Section 4.08.

          "Reportable Event" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Responsible Officer" means the chief executive officer or the president of the Company, or any Subsidiary, as the case may be, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

          "Restricted Payment" means, (a) any dividend or other distribution, direct or indirect, in respect of any shares of the Capital Stock of the Company or any of its Subsidiaries, other than dividends or other distributions payable solely in shares of its Capital Stock, or warrants, rights, or options therefor, and dividends or other distributions by any of its Subsidiaries to the Company or another Subsidiary; and (b) any purchase, redemption, retirement or other acquisition of any shares of Capital Stock of the Company or any of its Subsidiaries, now or hereafter outstanding (except for any purchase, redemption, retirement or other acquisition of any shares of Capital Stock of any Subsidiary by the Company), or of any warrants, rights or options evidencing a right to purchase or acquire any such shares (except in exchange for other shares of Capital Stock or warrants, rights or options evidencing a right to purchase or acquire any such shares).

          "Revolving Loan" has the meaning specified in Section 2.01(b), which term shall include an extension of credit by a Bank to the Company under
     Section 2.01(b) or Article III in the form of a Revolving Loan or L/C Advance. A Revolving Loan may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Revolving Loan).

          "Revolving Loan Commitment Sublimit" shall have the meaning assigned thereto in Section 2.01, as may be increased or reduced pursuant to the terms of this Agreement.

          "SEC"  means  the   Securities   and  Exchange   Commission,   or  any
     Governmental Authority succeeding to any of its principal functions.

          "Security Agreement" means the Security Agreement dated the date hereof executed by the Company and the other Borrower Parties signatory thereto, in favor of the Collateral Agent, for the benefit of the Banks and the other Senior Secured Lenders, substantially in the form of Exhibit G.

          "Senior   Secured   Lenders"   has  the  meaning   specified   in  the
     Intercreditor Agreement.

          "Solvent" has the meaning specified in Section 6.20.

          "Spot Rate" means, with respect to a currency, the rate quoted by Bank of America as the spot rate for the purchase by Bank of America of such currency with another currency through its FX Trading Office at approximately 8:00 a.m. (San Francisco time) on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made.

          "Subordinated Debt" means any Indebtedness that is in any manner subordinated in right of payment or security in any respect to Indebtedness evidenced by the Notes, including without limitation any senior unsecured debt; provided, that such Indebtedness has a maturity later than the Termination Date.

          "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

          "Summer   Street"   means  Summer   Street   Realty   Corporation,   a
     Massachusetts corporation.

          "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

          "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and
     (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

          "SWEC" means Stone & Webster Engineers and Constructors, Inc., a Delaware corporation.

          "SWEC Pledge Agreement" means the Pledge Agreement dated the date hereof from SWEC, to the Agent, for the benefit of the Banks and the other Senior Secured Lenders, substantially in the form of Exhibit H-3.

          "SWEC Pledged Shares" means the shares of SWMC pledged to the Agent, for the benefit of the Banks and the other Senior Secured Lenders, pursuant to the SWEC Pledge Agreement.

          "SWMC" means Stone & Webster Management Consultants, Inc., a New York corporation.

          "SWMC Pledge Agreement" means the Pledge Agreement dated the date hereof from SWMC to the Agent, for the benefit of the Banks and the other Senior Secured Lenders, substantially in the form of Exhibit H-2.

          "SWMC Pledged Shares" means each of (i) the shares of Stone & Webster Overseas Consultants, Inc., a Delaware corporation, and (ii) the shares of Power Technologies, Inc., a Delaware corporation, each pledged to the Agent, for the benefit of the Banks and the other Senior Secured Lenders pursuant to the SWMC Pledge Agreement.

          "Taxes" means any and all present or future taxes (including documentary taxes), levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto imposed by a Governmental Authority, including any liabilities imposed on amounts paid by the Company to indemnify or reimburse any person for such amounts, but excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income and franchise taxes by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

          "Termination Date" means the earlier to occur of:

               (a) the sixth (6th) month anniversary following the Closing Date; or

               (b) the date on which the Revolving Loan Commitment Sublimit or the L/C Commitment terminates in accordance with the provisions of this Agreement; provided, that in no event shall the Termination Date be later than January 31, 2000.

          "The Nordic Group" means Nordic Warehouse, Inc., a North Carolina corporation, Nordic Acquisitions, Inc., a North Carolina corporation, American Warehouses, Inc., a North Carolina corporation, Buckeye Distribution Company, a North Carolina corporation, Buckeye Management, Inc., a North Carolina corporation, Nordic Rail Services, Inc., a North
     Carolina corporation, and Nordic Transportation Services, Inc., a North Carolina corporation.

          "Total Consideration" means, with respect to any acquisition or investment by any Person, (a) the sum of (i) all cash consideration paid or agreed to be paid by such Person to make such acquisition or investment (inclusive of payments by such Person of the seller's professional fees and expenses and other out-of-pocket expenses in connection therewith), plus
     (ii) the fair market value of all non-cash consideration paid by such Person in connection therewith, plus (iii) an amount equal to the principal or stated amount of all liabilities assumed or incurred by such Person in connection therewith excluding trade payables and accruals incurred in the ordinary course, minus (b) cash, if any, acquired as part of such acquisition or investment. The principal or stated amount of any liability assumed or incurred by a Person in connection with an acquisition or investment which is a contingent liability shall be an amount equal to the stated amount of such liability or, if the same is not stated, such contingent liability shall be an amount equal to (i) if such contingent liability is required to be reflected on a balance sheet of such Person in accordance with GAAP, the amount required to be so reflected and (ii) if such contingent liability is not required to be reflected on a balance sheet of such Person in accordance with GAAP, the maximum reasonably anticipated amount payable by such Person in respect thereof as determined by such Person in good faith. Notwithstanding anything herein to the contrary, the present value of any liability assumed in connection with any covenants not to compete shall be discounted by a rate equal to the Base Rate.

          "Type" has the  meaning  specified  in the  definition  of  "Revolving
     Loan."

          "Uncommitted Lines" has the meaning specified in the Intercreditor Agreement.

          "Unfunded Pension Liability" means the excess of a Pension Plan's accumulated benefit obligation over the fair value of that Pension Plan's assets, determined in the most recent valuation of the Pension Plan to comply with Statement of Financial Accounting Standards No. 87.

          "United States" and "U.S." each means the United States of America.

          "U.S. Dollar Equivalent" means at any time (i) with respect to any L/C Obligations denominated in an Offshore Currency, the amount of Dollars which would be realized by converting the relevant Offshore Currency into Dollars in the spot market at the exchange rate quoted by the Issuing Bank at approximately 11:00 a.m. (Los Angeles time) on the date on which a computation thereof is required to be made, to major banks in the interbank foreign exchange market for the purchase of Dollars with such foreign currency, and (ii) with respect to any L/C Obligations denominated in Dollars, the face amount thereof at such time.

          "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the Capital Stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

          "Year 2000 problem" has the meaning specified in Section 5.01(h).

     1.02 Other Interpretive Provisions

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) (i)   The  term  "documents"  includes any  and  all  instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

              (ii) The term "including" is not limiting and means "including without limitation."

              (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and
     (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

          (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

     1.03 Accounting Principles.

          (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

          (b) Unless the context otherwise clearly requires, references herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                           ARTICLE II

                          THE CREDITS

     2.01 Amounts and Terms of Commitments.

     Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the
Termination Date, in an aggregate amount not to exceed at any time outstanding as to each Bank the amount set forth on Schedule 2.01 opposite such Bank's name under the heading "Revolving Loan Commitment Sublimit" (such amount, as the same may be reduced under Sections 2.05 or 2.07 or as a result of one or more assignments under Section 11.08, the Bank's "Revolving Loan Commitment Sublimit"); provided, however, that, after giving effect to any Borrowing of Revolving Loans, (i) the Effective Amount of all outstanding Revolving Loans shall not at any time exceed the Combined Revolving Loan Commitment Sublimit; and (ii) the Effective Amount of all outstanding Revolving Loans and the Effective Amount of the U.S. Dollar Equivalent of all L/C Obligations shall not at any time exceed the Combined Commitments; and provided further, that (i) the Effective Amount of the Revolving Loans of any Bank shall not at any time exceed such Bank's Revolving Loan Commitment Sublimit and (ii) the Effective Amount of the Revolving Loans of any Bank plus the participation of such Bank in the Effective Amount of the U.S. Dollar Equivalent of all L/C Obligations shall not at any time exceed such Bank's Commitment. Within the limits of each Bank's Revolving Loan Commitment Sublimit, and subject to the other terms and conditions hereof, the Company may borrow with respect to Revolving Loans under this Section 2.01(b), prepay under Section 2.06 and reborrow with respect to Revolving Loans under this Section 2.01(b) until the Sublimit Termination Date.

     2.02 Loan  Accounts.

          (a) The Loans made by each Bank and the Letters of Credit Issued by any Issuing Bank shall be evidenced by one or more accounts or records maintained by such Bank or Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the Agent, each Issuing Bank and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

          (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

     2.03 Procedure for Borrowing.

          (a) Each Borrowing of Revolving Loans shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing, which notice must be received by the Agent (i) prior to 10:00 a.m. (San Francisco time) three (3) Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) prior to 9:00 a.m. (San Francisco time) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

               (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof;

               (B) the requested Borrowing Date, which shall be a Business Day;

               (C) the Type of Loans comprising the Borrowing; and

               (D) with respect to Offshore Rate Loans; the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one (1) month; provided, however, that with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 10:00 a.m. (San Francisco time) one (1) Business Day before the Closing Date and such Borrowing will consist of Base Rate Loans only.

          (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

          (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company, at the Agent's Payment Office by, 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company, on the books of Bank of America with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent or by wire transfer in accordance with written instructions provided to the Agent by the Company of like funds as received by the Agent.

          (d) Unless the Majority Banks shall otherwise agree, during the existence of a Default or an Event of Default, the Company may not elect to have a Loan be made as, or converted into or continued as, an Offshore Rate Loan.

          (e) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than six (6) different Interest Periods in effect for Revolving Loans that are Offshore Rate Loans.

     2.04 Conversion and Continuation Elections. (a) The Company may, upon irrevocable written notice to the Agent in accordance with Section 2.04(b):

               (i) elect to convert on any Business Day, any Base Rate Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Offshore Rate Loans of any Type; or

               (ii) elect to convert on the last day of the applicable Interest Period any Offshore Rate Loans having Interest Periods maturing on such day into Base Rate Loans; or

               (iii) elect to renew on the last day of the then current Interest Period any Offshore Rate Loans (or any part thereof in an amount not less than $5,000,000 (or that is in an integral multiple of $1,000,000); provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as Offshore Rate Loans shall terminate.

          (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent (i) not later than 10:00 a.m. (San Francisco time) at least three (3) Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) not later than 9:00 a.m. (San Francisco time) on the Conversion/ Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

               (A) the proposed Conversion/Continuation Date;

               (B) the aggregate amount of Loans to be converted or continued;

               (C) the Type of Loans resulting from the proposed conversion or continuation; and

               (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

          (c) If upon the expiration of any Interest Period applicable to any Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

          (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

          (e) Unless the Majority Banks otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

          (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than six
     (6) different Interest Periods in the aggregate in effect for Revolving Loans that are Offshore Rate Loans.

     2.05 Voluntary Termination or Reduction of Commitments. Subject to Section 4.04, the Company may, upon not less than three (3) Business Days' prior notice to the Agent (and upon receipt of such notice the Agent shall promptly notify the Banks thereof), terminate the Combined Commitments or permanently reduce the Combined Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (a) the Effective Amount of the Revolving Loans of any Bank shall exceed such Bank's Revolving Loan Commitment Sublimit, (b) the Effective Amount of all Revolving Loans and the U.S. Dollar Equivalent of all L/C Obligations together would exceed the amount of the Combined Commitments then in effect, or (c) the Effective Amount of the U.S. Dollar Equivalent of all L/C Obligations then outstanding would exceed the L/C Commitment. Once reduced in accordance with this Section, the Combined Commitments may not be increased. Any reduction of the Combined Commitments shall be applied to each Bank according to its Pro Rata Share. If and to the extent specified by the Company in the notice to the Agent, some or all of the reduction in the Combined Commitments shall be applied to reduce the L/C Commitment. All accrued commitment and letter of credit fees to, but not including, the effective date of any reduction or termination of the Combined Commitments shall be paid on the effective date of such reduction or termination.

     2.06 Optional Prepayments. Subject to Section 4.04, the Company may, at any time or from time to time, upon not less than three (3) Business Days' irrevocable notice to the Agent in the case of Offshore Rate Loans and upon not less than one (1) Business Days' irrevocable notice to the Agent with respect to Base Rate Loans, ratably prepay Loans in whole or in part, in minimum amounts of $5,000,000 or any multiple of $1,000,000 in excess thereof, which prepayments shall be applied to the Company's outstanding Loans. Such notice of prepayment shall specify the date (which shall be a Business Day) and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to
Section 4.04.

     2.07 Mandatory Prepayments of Loans; Mandatory Commitment Reductions.

          (a) Subject to Section 4.04, if on any date the Effective Amount of the U.S. Dollar Equivalent of L/C Obligations and the Effective Amount of the Revolving Loans exceeds the Combined Commitment then in effect, the Company shall immediately upon demand pay over the amount of the excess to the Agent to be applied against the Revolving Loans until paid in full with any excess to be used to Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the aggregate L/C Commitment.

          (b) [Intentionally Omitted].

          (c) On any date when the outstanding (i) Revolving Loans (after giving effect to any Borrowings effected on such date) together with the Effective Amount of the U.S. Dollar Equivalent of L/C Obligations exceeds the Combined Commitments or (ii) Revolving Loans (after giving effect to any Borrowings effected on such date) exceeds the Revolving Loan Commitment Sublimit, the Company shall make a mandatory prepayment of the Revolving Loans on a pro rata basis in such amount as may be necessary so that the aggregate amount of outstanding Revolving Loans after giving effect to such prepayment does not exceed the Combined Revolving Loan Commitment Sublimit then in effect.

          (d) If the Company or any of its Subsidiaries shall at any time or from time to time make or agree to make a Disposition, then (i) the Company shall promptly notify the Agent of such proposed Disposition (including the amount of the estimated Net Proceeds to be received by the Company in respect thereof) and (ii) promptly upon receipt by the Company or its Subsidiary of the Net Proceeds of such Disposition, the Company shall prepay Loans in an aggregate amount equal to the amount of such Net Proceeds.

          (e) If the Company shall obtain, or shall cause Summer Street to obtain, a mortgage on the Headquarters Building or any other type of financing in accordance with the provisions of Section 7.14(c), the Company shall promptly notify the Agent of the estimated Net Proceeds of such mortgage or other type of financing to be received by the Company or Summer Street in respect thereof. Promptly upon receipt by the Company or Summer Street of the Net Proceeds of such mortgage or other type of financing, the Company shall prepay the Loans in an aggregate amount equal to the amount of such Net Proceeds.

          (f) Simultaneously with each prepayment of a Loan, the Company shall prepay all accrued interest on the amount prepaid through the date of prepayment. Unless otherwise specified by the Company each prepayment of Revolving Loans shall first be applied to Base Rate Loans then outstanding, then to Offshore Rate Loans with the shortest Interest Periods remaining. Unless otherwise specified, all non-mandatory prepayments of Revolving Loans shall be applied first to Revolving Loans in accordance with the preceding sentence. If any prepayment is made in respect of any Offshore Rate Loans, in whole or in part, prior to the last day of the applicable Interest Period, the Company agrees to indemnify the Banks in accordance with Section 4.04.

          (g) Upon consummation of any issuance of Subordinated Debt, a pro rata portion of the Combined Commitments equal to the amount of Net Issuance Proceeds of such issuance of Subordinated Debt shall be permanently reduced by an amount equal to the sum of such Net Issuance Proceeds.

          (h) Upon the making of any mandatory prepayment under this Section 2.07(d) or (e), the Revolving Loan Commitment Sublimit (and concurrently therewith the Commitments) of each Bank shall automatically be reduced by an amount equal to such Bank's ratable share of the aggregate of principal repaid, effective as of the earlier of the date that such prepayment is made or the date by which such prepayment is due and payable hereunder and any excess thereof shall be applied to cash collateralize any outstanding Letters of Credit. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

     2.08 Repayment. The Company, with respect to the Revolving Loans made to it, shall repay to the Banks on the Termination Date the aggregate principal amount of the Revolving Loans outstanding on such date; provided, however, notwithstanding anything contained herein to the contrary, on or prior to the Termination Date, the Company shall be required to replace or refinance (or cause to be replaced or refinanced) any Letter of Credit that has an expiry date which is a date later than the Termination Date.

     2.09 Interest.

          (a) Each Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under
     Section 2.04), plus the Applicable Margin.

          (b) Interest on each Revolving Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.06 or 2.07 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

          (c) Notwithstanding clause (a) of this Section 2.09, while any Event of Default exists or after acceleration of any of the Obligations hereunder, the Company shall pay interest (after, as well as before, entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum which is determined by adding 2% per annum to the Base Rate (the "Default Rate"); provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum which is determined by adding 2% per annum to the Base Rate.

          (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

     2.10 Fees. In addition to certain fees described in Section 3.08:

          (a) Arrangement, Agency, Upfront Fees. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, shall pay an agency fee to the Agent for the Agent's own account, and shall pay an upfront fee to the Agent for the account of each Bank, as required by the letter agreement ("Fee Letter") among the Company, the Arranger and Bank of America dated April 29, 1999.

          (b) Facility Fees. The Company shall pay to the Agent for the account of each Bank, commitment fees based upon such Bank's Commitment computed on a quarterly basis in arrears on the last Business Day of each calendar quarter equal to the Applicable Facility Fee Rate. Such commitment fee shall accrue from the Closing Date to the Termination Date, shall be due and payable quarterly in arrears on the last Business Day of the last day of each calendar year quarter commencing on September 30, 1999 through the Termination Date, with the final payment to be made on the Termination Date; provided, that, in connection with any reduction or termination of the Commitment under Section 2.05 or Section 2.07, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this Section shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

     2.11 Computation of Fees and Interest.

          (a) All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

          (b) Each  determination of an interest rate and any fees referenced in
     Section 2.10 by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Agent will, at the request of the Company or any Bank, deliver to the Company or such Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

          (c) The Agent will, with reasonable promptness, notify the Company and the Banks of each determination of an Offshore Rate; provided that any failure to do so shall not relieve the Company of any liability hereunder or provide the basis for any claim against the Agent.

          (d) If the Reference Bank's Commitment terminates (other than on termination of all the Commitments), or for any reason whatsoever the Reference Bank ceases to be a Bank hereunder, the Reference Bank shall thereupon cease to be a Reference Bank, and the Offshore Rate shall be determined on the basis of the rates as notified by the Required Banks.

     2.12 Payments by the Company.

          (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in Dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

     2.13 Payments by the Banks to the Agent.

          (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one (1) Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds as and when required and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this Section 2.13(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

          (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

     2.14  Sharing  of  Payments,  Etc.  If,  other than as  expressly  provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of
(i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

     2.15 Security and Guaranty.

          (a) All obligations of the Company under this Agreement, the Notes and all other Loan Documents shall be secured in accordance with the Collateral Documents.

          (b) All obligations of the Company under this Agreement, each of the Notes and all other Loan Documents shall be unconditionally guaranteed by the Guarantors and any Additional Guarantor pursuant to the Guaranty.


                                   ARTICLE III

                              THE LETTERS OF CREDIT

     3.01 The Letter of Credit Facility. (a) Subject to all of the terms and conditions hereof, the Combined Commitments (subject to the limitation of the L/C Commitment) may be availed by the Company in the form of Letters of Credit. On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Termination Date to issue Letters of Credit payable in Dollars or in an Offshore Currency for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with Sections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Company; provided, that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Effective Amount of the U.S. Dollar Equivalent of all L/C Obligations plus the Effective Amount of all Revolving Loans exceeds the Combined Commitments, (2) the Effective Amount of the U.S. Dollar Equivalent of all L/C Obligations exceeds the L/C Commitment, (3) the participation of any Bank in the Effective Amount of the U.S. Dollar Equivalent of all L/C Obligations plus the Effective Amount of the Revolving Loans of such Bank exceeds such Bank's Commitment, or
(4) the Effective Amount of the U.S. Dollar Equivalent of L/C Obligations for Financial Letters of Credit exceeds $15,000,000. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

          (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

               (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

               (ii) the Issuing Bank has received written notice from any Bank, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

               (iii) the expiry date of any requested Letter of Credit is a date later than the third (3rd) anniversary of the Closing Date; provided that, on or prior to the Termination Date, the Company is required to replace or refinance any such Letter of Credit that has an expiry date which is a date later than the Termination Date; or

               (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank.

     3.02 Issuance,  Amendment and Renewal of Letters of Credit.

          (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least three (3) Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit (including whether such Letter of Credit shall be payable in Dollars or in an Offshore Currency); (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder;
     (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require.

          (b) At least two (2) Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under Section 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or Section 3.01(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company, in accordance with the Issuing Bank's usual and customary business practices. Upon the Issuance of any Letter of Credit, the Issuing Bank shall promptly notify the Agent, and the Agent shall thereafter promptly give telephone, telex or telecopy notice to each of the other Banks of the Issuance of such Letters of Credit specifying the effective date of the Letter of Credit or amendment, the amount, the beneficiary and the expiration date of the Letter of Credit, in each case as established originally or through the relevant amendment, as applicable, each Bank's Pro Rata Share in such Letter of Credit, and whether the Issuing Bank has classified the Letter of Credit as a Financial Letter of Credit or a Non-Financial Letter of Credit for regulatory reporting purposes.

          (c) From time to time while a Letter of Credit is outstanding and prior to the Termination Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least three (3) Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and
     (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Banks of the receipt by it of any L/C Application or L/C Amendment Application.

          (d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Termination Date, at the option of the Company, and upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least three
     (3) days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and
     (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or
     (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this Section 3.02(d) upon the request of the Company, but the Issuing Bank shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

          (e) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Termination Date, subject to the provisions of
     Section 3.01(b)(iii).

          (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

          (g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

     3.03  Existing  Letters  of  Credit;  Risk  Participations,   Drawings  and
Reimbursements.

          (a) On and after the Closing Date, the Existing Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to Sections 3.08(a) and 3.08(c), and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank on the Closing Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Bank's Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.01 and Section 2.10(b), the Existing Letters of Credit shall be deemed to utilize pro rata the Commitment of each Bank.

          (b) Immediately upon the Issuance of each Letter of Credit in addition to those described in Section 3.03(a), each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of
     Section 2.01(b), each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

          (c) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company. The obligation of the Company to reimburse the Issuing Bank for all drawings under a Letter of Credit issued hereunder shall be governed by the L/C Application related to such Letter of Credit, except that (i) the reimbursement by the Company of draws made under a Letter of Credit denominated in Dollars shall be made in Dollars, (ii) the reimbursement by the Company of draws made under a Letter of Credit denominated in an Offshore Currency shall be made by payment in Dollars of the U.S. Dollar Equivalent thereof, calculated for the date on which the Issuing Bank paid such draw, of the amount paid by the Issuing Bank pursuant to such draw, or, if the Issuing Bank shall elect by notice to the Company and the Agent, by payment in the Offshore Currency which was paid by the Issuing Bank pursuant to such drawing in an amount equal to such drawing, and (iii) reimbursement in Dollars of a drawing paid shall be made to the Issuing Bank (with notice to the Agent) by no later than 10:00 A.M. (San Francisco time) on the date when such drawing is paid and reimbursement in an Offshore Currency of a drawing paid shall be made to the Issuing Bank (with notice to the Agent) by no later than 1:00 p.m. local time at the place of payment or, if earlier, such local time as is necessary for such funds to be received and transferred to the Issuing Bank for same day value on the day such obligation is due (each such date, an "Honor Date"); and any payment of a reimbursement obligation relating to a Letter of Credit received after such time shall be deemed to have been received by the Issuing Bank on the next Business Day. Prior to the Termination Date, in the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by the above-referenced times on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof, and the Company shall be deemed to have requested that Base Rate Loans in an amount equal to the U.S. Dollar Equivalent paid by the Issuing Bank to the beneficiary pursuant to such drawn Letter of Credit be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Loan Commitment Sublimit and subject to the conditions set forth in Section 5.02. Any notice given by the Issuing Bank or the Agent pursuant to this Section 3.03(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (d) Each Bank shall upon any notice pursuant to Section 3.03(c) make available to the Agent for the account of the relevant Issuing Bank (i) in the case of a reimbursement obligation payable in Dollars, an amount equal to such Bank's Pro Rata Share of such unpaid reimbursement obligation, such payment to be made in lawful money in the United States, in immediately available funds; and (ii) in the case of a reimbursement obligation payable in an Offshore Currency, an amount equal to such Bank's Pro Rata Share of such unpaid reimbursement obligation, such payment to be made in the U.S. Dollar Equivalent of such Offshore Currency as then determined by the Issuing Bank, whereupon the participating Banks shall (subject to Section 3.03(e)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Company in that amount. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 12:00 noon (San Francisco time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period with respect to reimbursement obligations payable in Dollars and the U.S. Dollar Equivalent of the Overnight Foreign Currency Rate in effect from time to time during such period with respect to reimbursement Obligations payable in any Offshore Currency. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.03.

          (e) Subject to the provisions of Sections 2.08 and 3.01(b)(iii), with respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Company, in whole or in part, because of the Company's failure to satisfy the conditions set forth in
     Section 5.02, because of the termination of the Revolving Loan Commitment Sublimit, or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Bank's payment to the Issuing Bank pursuant to Section 3.03(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this
     Section 3.03.

          (f) Each Bank's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Company or any other Person for any reason whatsoever;
     (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make any Revolving Loans prior to the Termination Date under this Section 3.03 is subject to the conditions set forth in Section 5.02.

          (g) Notwithstanding anything to the contrary set forth in this Agreement, including Section 3.03(a), certain Existing Letters of Credit have been issued for the account of a Subsidiary of the Company or may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Company. Notwithstanding such issuance or statement, the Company shall be the actual account party for all purposes of the Loan Documents and the fact that a Subsidiary may be listed as the account party shall not affect the Company's reimbursement obligations hereunder with respect to such Existing Letter of Credit. In furtherance and not in limitation of the preceding sentence, the Company agrees to be jointly and severally liable with respect to any such Existing Letter of Credit, and the Company hereby irrevocably, unconditionally guarantees and promises to pay and perform on demand the reimbursement obligations with respect to any such Existing Letter of Credit which has been issued for the account of any such Subsidiary, including all amendments, modifications, supplements, renewals or extensions of any such Existing Letter of Credit, whether such amendments, modifications, supplements, renewals or extensions are evidenced by new or additional instruments, documents or agreements.

     3.04 Repayment of  Participations.

          (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

          (b) If the Agent or the Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of the Issuing Bank pursuant to
     Section 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

     3.05 Role of the Issuing Bank.

          (a) Each Bank and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

          (b) No Affiliate, officers, directors, employees, agents, attorneys-in-fact or any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

          (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuit of such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Affiliate, officers, directors, employees, agents, attorneys-in-fact, any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06 or in clauses (i) and (ii) of this Section 3.05(c); provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     3.06 Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

               (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

               (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

               (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

               (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

               (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

               (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

     3.07 Cash Collateral Pledge. Upon (i) the request of the Agent, (A) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) subject to the provisions of Sections 2.08 and 3.01(b)(iii), if, as of the Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in Section 2.07(a) requiring the Company to Cash Collateralize Letters of Credit, then, the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to L/C Obligations.

     3.08 Letter of Credit Fees.

          (a) The Company shall pay to the Agent for the account of each of the Banks a letter of credit fee with respect to the Letters of Credit equal to
     (i) the Applicable Margin with respect to Offshore Rate Loans in the case of Financial Letters of Credit and (ii) fifty percent (50%) of the Applicable Margin with respect to Offshore Rate Loans in the case of Non-Financial Letters of Credit on a per annum basis of the U.S. Dollar Equivalent on the average daily maximum amount available to be drawn of the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last
     Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Termination Date (or such later expiration date).

          (b) The Company shall pay to the Issuing Bank a letter of credit fronting fee for each Letter of Credit Issued by the Issuing Bank equal to 0.125% of the U.S. Dollar Equivalent of the face amount (or increased face amount, as the case may be) of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable on each date of Issuance of a Letter of Credit.

          (c) The Company shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

     3.09 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

     3.10 Currency Determinations. The Issuing Bank shall determine the U.S. Dollar Equivalent of each Letter of Credit and each obligation due with respect thereto, and a determination thereof by the Issuing Bank shall be conclusive and binding except in the case of manifest error. The U.S. Dollar Equivalent of each reimbursement obligation with respect to a Letter of Credit drawn upon shall be calculated for the date on which the Issuing Bank pays on the drawing giving rise to such reimbursement obligation. The U.S. Dollar Equivalent of each Letter of Credit shall be determined or redetermined, as applicable, on the date of issuance, increase or extension of such Letter of Credit and on the first day of each month thereafter, and each Issuing Bank shall promptly notify the Agent of the determination thereof. At the request of any Bank, the Issuing Bank shall redetermine the U.S. Dollar Equivalent of any Letter of Credit at such times, and from time to time, as may be reasonably requested.

                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

     4.01  Taxes.

          (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

          (b) Subject to subsections 4.01(f) and (g) below, if the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

               (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

               (ii) the Company shall make such deductions and withholdings; and

               (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

          (c) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of i) Taxes and ii) Other Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date the Bank or the Agent makes written demand therefor.

          (d) Within thirty (30) days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

          (e) If the Company is required to pay any amount to any Bank or the Agent pursuant to Section (b) or (c) of this Section 4.01, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

          (f) Notwithstanding anything herein to the contrary in Section 10.10 and in furtherance of such Section, each Bank organized under the laws of a jurisdiction outside the United States, before it signs and delivers this Agreement in the case of each Bank listed on the signature pages hereof and before it becomes a Bank in the case of each other Bank, and from time to time thereafter (unless such Bank can no longer do so due to a change in treaty, law or regulation), before the date that any such form expires or becomes obsolete or invalid, shall provide each of the Company and the Agent with IRS from 1001 or 4224 in duplicate, as appropriate, or any successor form prescribed by the IRS, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of such Bank's trade or business in the United States and exempt from United States withholding tax. Each such Bank that so delivers a form 1001 or 4224 (or applicable successor forms) agrees to deliver to the Company undated or modified forms, or other manner of certification acceptable to the Company, at any time that any such form is required to be resubmitted or modified, as a result of any action taken by Bank, as a condition to obtaining an exemption from withholding tax. In addition, each Bank that so delivers a form 1001 shall thereby be deemed to have made a representation to the effect that the fees to be received by such Bank pursuant to this Agreement will not be received in connection with the active conduct of a trade or business in the United States by such Bank.

          (g) For any period with respect to which a Bank has failed to provide the Company and the Agent with the appropriate form referred to in Section 4.01(f) (whether or not such Bank is lawfully able to do so, unless such failure is due to a change in treaty, law or regulation occurring after the date on which such form originally was required to be provided), such Bank shall not be entitled to any additional payment under Section 4.01(b) or any indemnification under Section 4.01(c); provided, that if such Bank shall have satisfied such requirements on the Closing Date (in the case of each Bank listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement or other document pursuant to which it became a Bank (in the case of each other Bank), nothing in this subsection shall relieve the Company of its obligation to pay any additional amounts pursuant to Section 4.01(b) or Section 4.01(c) in the event that, as a result of any change in applicable law or treaty, such Bank is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Bank is entitled to such exemption or reduced rate.

     4.02  Illegality.

          (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

          (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan.

          (c) If the Company is required to prepay any Offshore Rate Loan immediately as provided in Section 4.02(b), then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

          (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the sole judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

     4.03  Increased  Costs  and  Reduction  of  Return.

          (a) If any Bank determines  after the Closing Date that, due to either
     (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

          (b) If any Bank shall have determined after the Closing Date that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

     4.04 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

          (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

          (b) the failure of the Company to borrow, continue or convert a Loan after the Company have given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

          (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.06;

          (d) the prepayment (including pursuant to Section 2.07) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

          (e) the automatic conversion under Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained or from charges relating to the issuance of any Letter of Credit in an Offshore Currency. For purposes of calculating amounts payable by the Company to the Banks under this Section and under
     Section 4.03(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

     4.05 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to Section 2.09(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent, upon the instruction of the Majority Banks, revokes such notice in writing. Upon receipt of such notice, any of the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

     4.06 Reserves on Offshore Rate Loans. The Company shall pay to each Bank, as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

     4.07 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

     4.08 Substitution of Banks. Upon the receipt by the Company from any Bank (an "Affected Bank") of a claim for compensation under Section 4.03, the Company may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or
(iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

     4.09  Survival.  The  agreements  and  obligations  of the  Company in this
Article IV shall survive the payment of all other Obligations.

     4.10 Increase in Commitments. Subject to Section 8.18, the Company may request that the Combined Commitments hereunder be increased in an amount up to $15,000,000 in the aggregate (such that the Combined Commitments hereunder shall be an amount not in excess of $245,000,000) by offering such increase to one or more banks or other financial institutions (each such bank or financial institution being hereinafter referred to as an "Additional Bank") selected by the Company and acceptable to the Arranger and the Agent. Notwithstanding anything herein to the contrary, the Company may further request that the Combined Commitments hereunder be further increased by an additional $10,000,000 in the aggregate (such that the Combined Commitments hereunder shall be an amount not in excess of $255,000,000), so long as the Company obtains the prior consent of the Agent and each of the Banks. Such increase in the Commitments shall also be subject to the satisfaction of the following conditions: (a) each such increase shall be at least $10,000,000 or such greater amount which is an integral multiple of $1,000,000; (b) the Agent shall have received an acknowledgment agreement providing for such increase in form and substance satisfactory to it executed by the Company, the Agent, and the relevant Additional Bank, and (c) the Agent shall have received a Note duly executed by the Company in favor of the relevant Additional Bank. Upon the satisfaction of such conditions, effective as of the date set forth above in such acknowledgment agreement, each such Additional Bank shall thereafter be a "Bank" party to this Agreement and shall be entitled to all rights, benefits and privileges afforded a Bank hereunder and subject to the obligations of a Bank hereunder to the extent of its Commitment and Schedule 2.01 shall be deemed amended reflecting the increase in the aggregate Commitments caused by the inclusion of the Commitment of the Additional Bank. Concurrently with the effectiveness of such increase, each Additional Bank shall fund its percentage of the outstanding Loans and overdue reimbursement obligations with respect to Letters of Credit, if any, to the Agent so that after giving effect thereto each Bank, including the Additional Bank, holds a Pro Rata Share (in accordance with its Commitment percentage) of the outstanding Loans and credit risks with respect to Letters of Credit, and the Company shall pay to each Bank all amounts due under Section
4.04 hereof as a result of any prepayment of any outstanding Offshore Rate Loan.


                                    ARTICLE V

                              CONDITIONS PRECEDENT

     5.01 Conditions of Initial Credit Extensions. The obligation of each Bank to make its initial Credit Extension hereunder is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent, the Arranger and each Bank, and (except for instruments or documents representing Pledged Collateral) in sufficient copies for each Bank:

          (a) Credit Agreement; Loan Documents and Notes.

               (i) This Agreement, the Notes, the Intercreditor Agreement and the Collateral Documents executed by each party thereto;

               (ii) Evidence that each of the Pledge Agreements has been duly authorized by all necessary corporate action and has been duly executed and delivered by the parties thereto. Evidence that all of the Pledged Shares and/or Pledged Instruments (as each term is defined in each Pledge Agreement) have been delivered to the Agent, accompanied, if applicable, by stock powers duly executed in blank by such pledgor pursuant to the Pledge Agreements; and

               (iii) Evidence that the other Collateral Documents have been duly authorized by necessary corporate action. Evidence that each Person party to a Collateral Document has duly executed and delivered each Collateral Document;

          (b) Collateral Documents. The Collateral Documents, executed by the Company and each Subsidiary party to each such Collateral Document, in appropriate form for recording, where necessary, together with:

               (i)  copies  of  all  UCC-l  financing  statements  to be  filed, registered or recorded in order to perfect the security interests of the Collateral Agent for the benefit of the Banks and the other Senior Secured Lenders, or other evidence satisfactory to the Agent that there shall be filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect the Liens of the Collateral Agent for the benefit of the Banks and the other Senior Secured Lenders in accordance with applicable law;

               (ii) written advice relating to such Lien and judgment searches as the Agent shall have requested of the Company, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

               (iii) [Intentionally Omitted];

               (iv) with respect to the Mortgaged Property, an A.L.T.A. form B (or other form acceptable to the Agent and the Banks) mortgagee policy of title insurance or a binder issued by a title insurance company satisfactory to the Agent and the Banks insuring (or undertaking to insure, in the case of a binder) that the Mortgage creates and constitutes a valid first Lien against the mortgaged Property in favor of the Agent, subject only to exceptions acceptable to the Agent and the Banks, with such endorsements and affirmative insurance as the Agent or any Bank may reasonably request;

               (v) [Intentionally Omitted];

               (vi) to the extent paid at closing, proof of payment of all title insurance premiums, documentary stamp or intangible taxes, recording fees and mortgage taxes payable in connection with the recording of any Mortgage or the issuance of the title insurance policies (whether due on the Closing Date or in the future) including sums due in connection with any future advances;

               (vii) such consents, tenant estoppels, subordination agreements and other documents and instruments executed by landlords, tenants and other Persons party to material contracts relating to any Collateral as to which the Collateral Agent shall be granted a Lien for the benefit of the Banks and the other Senior Secured Lenders, as requested by the Agent; and

               (viii) evidence that all other actions necessary or, in the reasonable opinion of the Agent or the Banks, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Collateral Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken.

          (c) Resolutions; Incumbency.

               (i) Copies of the resolutions of the board of directors of the Company and each Subsidiary that may become party to a Loan Document authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

               (ii) A certificate of the Secretary or Assistant Secretary of the Company, and each Subsidiary that may become party to a Loan Document certifying the names and true signatures of the officers of the Company or such Subsidiary authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

          (d) Organization Documents; Good Standing. Each of the following documents:

               (i) the articles or certificate of incorporation and the bylaws of the Company and each Subsidiary party to any Loan Document as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company or such Subsidiary as of the Closing Date; and

               (ii) a good standing and, to the extent available, tax good standing certificate for the Company and each Subsidiary party to any Loan Document from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation as of a recent date, together with a bring-down certificate by facsimile, dated the Closing Date;

          (e) Legal Opinions. (i) An opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., counsel to the Company and the other Borrower Parties, addressed to the Agent and the Banks, substantially in the form of Exhibit I-1; (ii) an opinion of James P. Jones, general counsel to the Company and the other Borrower Parties, addressed to the Agent and the Banks, substantially in the form of Exhibit I-2; and (iii) an opinion of special local counsel to the Company and the other Borrower Parties for each state in which any Collateral is located, addressed to the Agent and the Banks, each substantially in the form of Exhibit I-3.

          (f) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of Bank of America to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute Bank of America's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and Bank of America); including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 11.04;

          (g) Certificate. A certificate signed by a Responsible Officer of the Company, dated as of the Closing Date, stating that:

               (i) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date;

               (ii) no Default or Event of Default exists or would result from the Credit Extension;

               (iii) any necessary consents, waivers, approvals, authorizations, registrations, filings and notifications of the character referred to in Section 6.03 have been obtained or made and are in full force and effect; and

               (iv) except as otherwise disclosed in the Projections and in any filings with the SEC, there has occurred since March 31, 1999, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

          (h) Year 2000 Compliance. Evidence that (a) each of the Company and its Subsidiaries has taken and is taking all necessary and appropriate steps to ascertain the extent of, quantify and successfully address business and financial risks facing the Company or its Subsidiaries, as the case may be, as a result of what is commonly referred to as the "Year 2000 problem" (i.e., the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions involving certain dates prior to and after December 31, 1999) (hereinafter, the "Year 2000 problem"), including risks resulting from the failure of key customers and suppliers of the Company to address successfully the Year 2000 problem, (b) the Company and its Subsidiaries will on a timely basis take adequate steps to avoid the Year 2000 problem in all material respects, and (c) the Company's and its Subsidiaries' material computer applications and those of its key vendors and customers will on a timely basis, adequately address the Year 2000 problem in all material respects;

          (i) Valuation. Copies of a preliminary valuation of the property owned by Summer Street Realty Corporation located at 245 Summer Street, Boston, Massachusetts (the "Headquarters Building") prepared by a Person in the business of real estate appraisal satisfactory to each of the Agent, the Arranger and each of the Banks;

          (j) Insurance Policies. Standard lenders' payable endorsements with respect to the insurance policies or other instruments or documents evidencing insurance coverage on the Collateral in accordance with Section 6.17;

          (k) Replacement of Prior Bank Agreements; Release of Liens. Except with respect to the Existing Letters of Credit, evidence that the Company, its Subsidiaries and the other parties to the Prior Bank Agreements and their agents each have entered into such agreements or arrangements, and, if applicable, have executed such termination statements or releases, as shall be necessary to replace the Prior Bank Agreements, terminate any guarantees of Indebtedness thereunder and terminate or release all Prior Bank Liens, and copies of such replacements, terminations or releases;

          (l) 121A Agreements. On or prior to the Closing Date, there shall have been delivered to the Agent true, complete and correct copies, certified as such by a Responsible Officer of the Company, of all 121A Agreements. Each 121A Agreement shall be in form and substance satisfactory to the Agent and shall be in full force and effect on the Closing Date; and

          (m) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may request.

     5.02 Conditions to All Credit Extensions. The obligation of each Bank to make any Revolving Loan to be made by it (including its initial Revolving Loan) or to continue or convert any Revolving Loan under Section 2.04 and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion/Continuation Date or Issuance Date:

          (a) Notice, Application. The Agent shall have received (with, in the case of the initial Revolving Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02;

          (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

          (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion or Issuance. Each Notice of Borrowing, Notice of Conversion/Continuation and L/C Application or L/C Amendment Application submitted by the Company shall constitute a representation and warranty by the Company, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date, or Issuance Date, as applicable, that the conditions in this Section
     5.02 are satisfied.

     5.03 Conditions for a Domestic Principal Subsidiary to Become a Guarantor. As a condition precedent to a Domestic Principal Subsidiary becoming a guarantor under the Guaranty in accordance with Section 7.13, the Bank shall have received the following with respect to such Domestic Principal Subsidiary, in form and substance satisfactory to the Agent and each Bank:

          (a) The signed certificate of the President, an Executive Vice President, or a Vice President and the Secretary or an Assistant Secretary of such Domestic Principal Subsidiary, certifying as to (i) a true and correct copy of resolutions adopted by the Board of Directors of such Domestic Principal Subsidiary authorizing the execution, delivery and performance by such Domestic Principal Subsidiary of each Loan Document and all related certificates, notices, instruments and documents to which it will be a party or will execute and deliver, (ii) a true and correct copy of the articles or certificate of incorporation and by-laws of such Domestic Principal Subsidiary certified by the Secretary of such Domestic Principal Subsidiary as in effect on such date, and (iii) the incumbency and specimen signatures of officers of such Domestic Principal Subsidiary executing the Agreement, and any other documents delivered to the Agent in connection with this Section 5.03 to which such Domestic Principal Subsidiary will be a party;

          (b) The opinion of the general counsel or assistant general counsel of the Company (or such other counsel designated by the Company and acceptable to the Agent) with respect to such Domestic Principal Subsidiary comparable (with respect to such Domestic Principal Subsidiary) to the opinions referenced in Section 5.01(e);

          (c) Exhibit A to the Guaranty duly executed by such Domestic Principal Subsidiary, whereby such Domestic Principal Subsidiary agrees to be bound by the terms and conditions of the Guaranty.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Agent and each Bank that:

     6.01  Corporate   Existence  and  Power.   The  Company  and  each  of  its
Subsidiaries:

          (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents, to which it is a party;

          (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

          (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company and its Subsidiaries of this Agreement and each other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

          (a)  contravene  the  terms  of  any  of  that  Person's  Organization
     Documents;

          (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

          (c) violate any Requirement of Law.

     6.03 Governmental Authorization. Except as set forth on Schedule 6.03, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of this Agreement or any other Loan Document, to which such Person is a party.

     6.04 Binding Effect. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     6.05 Litigation. Except as specifically disclosed in Schedule 6.05, there are no actions, suits, proceedings at law or in equity, claims, investigations or disputes pending, or to the best knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties:

          (a) which purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

          (b) as to which there exists a substantial likelihood of an adverse determination, which determination would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     6.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company or the grant or perfection of the Agent's Liens on the Collateral. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Section 9.01(e).

     6.07 ERISA.

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has a Material Adverse Effect. There has been no Prohibited Transaction or violation of the fiduciary responsibility rules with respect to any Plan which has a Material Adverse Effect.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, with respect to which, in the case of each event listed above, has a Material Adverse Effect.

     6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.12 and
Section 8.13. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     6.09 Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property and good title to, or a valid leasehold interest in, all its other personal property, necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

     6.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

     6.11 Financial Condition.

          (a) The audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 1998 and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date:

               (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

               (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

               (iii) except as specifically disclosed in Schedule 6.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and contingent obligations.

          (b) The forward-looking financial information delivered to the Agent (the "Projections") has been prepared on the basis of reasonable assumptions made in good faith by the Company, and as of the date on which such assumptions were made, no relevant facts known to the Company existed that were not taken into account that were, individually or in the aggregate, reasonably likely to have a material effect on the reasonableness of such assumptions as they relate to the Company or any of its Subsidiaries, and no events have occurred subsequent thereto that are, individually or in the aggregate, reasonably likely to have a material effect on the reasonableness of such assumptions as they relate to the Company. There are no facts known to the Company that are inconsistent in any material respect with the Projections taken as a whole or such assumptions.

          (c) Since March 31, 1999 (or as otherwise disclosed in writing to the Agent and the Banks prior to the Closing Date), there has not been, nor is it reasonably likely that there will be, any Material Adverse Effect.

     6.12 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 6.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     6.14 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

     6.15 Copyrights, Patents, Trademarks and Licenses, etc. The Company and its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 6.05, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     6.16 Subsidiaries. The Company has no Principal Subsidiaries other than as set forth in Schedule 6.16 hereto. Schedule 6.16 correctly sets forth as to each Principal Subsidiary its name, the jurisdiction of its formation, if a partnership, or incorporation, if a corporation, its parent corporation. All of the outstanding shares of the capital stock of each class of each corporate Subsidiary have been validly issued and are fully paid and nonassessable and, except as otherwise indicated in Schedule 6.16 are owned, beneficially and of record, by the Company or such parent corporation, free and clear of any Liens.

     6.17 Insurance. Except as specifically disclosed in Schedule 6.17, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

     6.18 Labor Relations. None of the Company or its Subsidiaries is engaged in any unfair labor practice which could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board of any court of labor board, and no grievance or arbitration proceedings arising out of or under collective bargaining agreements is so pending or, to the best knowledge of the Company, threatened; (b) no strike, lock-out, labor dispute, slowdown or work stoppage pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries; and (c) no union representation or certification question existing or pending with respect to the employees of the Company or any of its Subsidiaries and, to the best knowledge of the Company, no union organization activity taking place, which unfair labor practice complaint, grievance or arbitration proceedings, strike, lock-out, labor dispute, slowdown or work stoppage or union \representation or certification question could reasonably be expected to have a Material Adverse Effect. True and correct copies of each collective bargaining agreement, to which the Company or any of its Subsidiaries is a party, have been provided to the Agent.

     6.19  Representations  and Warranties in Related Documents.  On the Closing
Date, the representations of the Company and of its Subsidiaries contained in the other Loan Documents and in any document, certificate or instrument delivered pursuant to this Agreement will be true and correct in all material respects and each of the Agent and the Banks may rely on such representations and warranties, if not made directly to each of the Agent and the Banks, as if such representations and warranties were made directly to each of the Agent and the Banks.

     6.20 Solvency. Each of the Company and its Subsidiaries is Solvent and, immediately after giving effect to the consummation of the transactions contemplated by this Agreement, each of the Company and its Subsidiaries will be Solvent.

     For purposes of this Section 6.20 the term "Solvent" shall mean, with respect to any Person, that:

          (a) the assets of such Person, at a fair valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person;

          (b) based on current projections, which are based on underlying assumptions which provide a reasonable basis for the projections and which reflect such Person's judgment based on present circumstances of the most likely set of conditions and such Person's most likely course of action for the period projected, such Person believes it has sufficient cash flow to enable it to pay its debts as they mature; and

          (c) such Person does not have an unreasonably small capital with which to engage in its anticipated business.

     For purposes of this Section 6.20, the "fair valuation" of the assets of any Person shall be determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such assets at the regular market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions.

     6.21 Swap Obligations. Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

     6.22 Year 2000. The Company and its Subsidiaries have developed and budgeted for a comprehensive program to address the Year 2000 problem. The Company and its Subsidiaries have implemented that program substantially in accordance with its timetable and budget and the Company reasonably anticipates that they will substantially avoid the Year 2000 problem as to all computers, as well as embedded microchips in non-computing devices, that are material to the Company's and its Subsidiaries business, properties or operations. The Company and its Subsidiaries have developed feasible contingency plans adequately to ensure uninterrupted and unimpaired business operations in the event of failure of their own equipment due to the Year 2000 problem.

     6.23 Collateral Documents.

          (a) The provisions of each of the Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Banks and the other Senior Secured Lenders, a legal, valid and enforceable first priority security interest in all right, title and interest of the Company and its Subsidiaries in the Collateral described therein subject to Permitted Liens; and financing statements have been (or will be) filed in the offices in all of the jurisdictions listed in the schedule to the Security Agreement.

          (b) Each Mortgage when delivered will be effective to grant to the Collateral Agent for the benefit of the Banks and the other Senior Secured Lenders a legal, valid and enforceable deed of trust lien on all the right, title and interest of the mortgagor under such Mortgage in the mortgaged Property described therein. When each such Mortgage is duly recorded in the offices listed on the schedule to such Mortgage, and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally, each such mortgaged Property, subject to Permitted Liens and the encumbrances and exceptions to title set forth therein and except as noted in the title policies delivered to the Agent pursuant to Section 5.01, shall be subject to a legal, valid, enforceable and perfected first priority deed of trust and when financing statements have been filed in the offices listed in the schedule to such Mortgage, such Mortgage also shall create a legal, valid, enforceable and perfected first lien on, and security interest in, all right, title and interest of the Company or such Subsidiary under such Mortgage in all personal property and fixtures which is covered by such Mortgage, subject to no other Liens, except Permitted Liens and the encumbrances and exceptions to title set forth therein and except as noted in the title policies delivered to the Agent pursuant to Section 5.01.

          (c) The provisions of the Pledge Agreements are effective to create, in favor of the Collateral Agent for the benefit of the Banks and the other Senior Secured Lenders, a legal, valid and enforceable security interest in all of the collateral described therein; and the Pledged Collateral (as defined in the Pledge Agreement) was delivered to the Agent or its nominee in accordance with the terms thereof. The Lien of the Pledge Agreements constitutes a perfected, first priority security interest in all right, title and interest of the Company or such Subsidiary, as the case may be, in the Collateral described therein, prior and superior to all other Liens and interests.

     6.24 121A Agreements. Each 121A Agreement is in all material respects valid, binding and in full force and effect and is enforceable by Summer Street in accordance with its terms. As of the Closing Date, Summer Street has performed in all material respects all obligations required to be performed by it to date under the 121 Agreements (other than completion of the plaza) and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Company, no other party to any of the 121A Agreements has been (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

     6.25 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

     7.01 Financial Statements. The Company shall deliver to the Agent, in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

          (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year (commencing with the fiscal year ended December 31, 1999, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Price Waterhouse Coopers LLC or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified as to (i) going concern, (ii) any limitation in the scope of the audit, or
     (iii) possible errors generated by financing reporting and related systems due to the Year 2000 problem; and

          (b) as soon as available, but not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended June 30, 1999), a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries.

     7.02 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Bank:

          (a) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

          (b) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Bank pursuant to other provisions of this Section, including, without limitation, any disclosure required by the SEC in connection with the Year 2000 problem;

          (c) upon the request of the Agent or any Bank, a copy of the Company's and its Subsidiaries' plan, timetable and budget to address the Year 2000 problem; and

          (d) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time request.

     7.03 Notices. The Company shall promptly notify the Agent and each Bank:

          (a) of the occurrence of any Default or Event of Default, specifying the nature and period of existence thereof and specifying what action the Company is taking or proposes to take with respect thereto;

          (b) of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

          (c) Within 10 days of the occurrence thereof, notice of any (i) ERISA Event, (ii) Prohibited Transaction in connection with any Plan or any trust created thereunder which has a Material Adverse Effect, (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate, or (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or a material Unfunded Pension Liability, in each case specifying the nature thereof and what action the Company or any of its ERISA Affiliates is taking or proposes to take with respect thereto, and, when known, any action taken by any Governmental Authority with respect thereto;

          (d) With reasonable promptness copies of (a) all notices received by the Company or any of its ERISA Affiliates of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; and (b) all notices received by the Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

          (e) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries; and

          (f) upon the request from time to time of the Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Swap Contracts to which the Company or any of its Subsidiaries is party; and

          Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under Section 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

     7.04 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Subsidiary to:

          (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

          (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with sales of assets permitted by Section 8.03 and transactions permitted by Section 8.04 and Section 8.07; and

          (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

          (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     7.05 Maintenance of Property. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, except as permitted by Section 8.03. The Company and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

     7.06 Insurance. In addition to insurance requirements set forth in the Collateral Documents, the Company shall maintain, and shall cause each
Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. All such insurance with respect to the Collateral shall name the Agent as loss payee/mortgagee and as an additional insured for the benefit of the Banks, as their interests may appear.

     7.07 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

          (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

          (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

          (c) all indebtedness,  as and when due and payable, but subject to any
     subordination   provisions   contained  in  any   instrument  or  agreement
     evidencing such Indebtedness.

     7.08 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

     7.09 Compliance with ERISA. The Company shall cause, and cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

     7.10 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

     7.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

     7.12 Use of Proceeds. The Company shall use the proceeds of the Loans (i) to refinance a portion of outstanding indebtedness of the Company to the Prior Bank Lenders in an aggregate principle amount up to $110,670,728.59; (ii) to pay expenses and costs associated with the Loans; and (iii) to provide for general corporate purposes, including funding working capital needs and issuing Letters of Credit.

     7.13 Additional Guarantors. The Company shall cause each of its Subsidiaries that becomes a Domestic Principal Subsidiary, within 30 days after becoming a Domestic Principal Subsidiary (each, an "Additional Guarantor"), to become a Guarantor under the Guaranty (each, an "Additional Guaranty") and, in connection therewith, deliver to the Agent those documents applicable to Domestic Principal Subsidiaries pursuant to Section 5.03, and such other documents as the Agent may reasonably request.

     7.14 Further Assurances.

          (a) The Company shall ensure that all written information, exhibits and reports furnished to the Agent or the Banks do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Banks and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

          (b) Promptly upon request by the Agent or the Majority Banks, the Company shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Agent or such Banks, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Banks the rights granted or now or hereafter intended to be granted to the Banks under any Loan Document or under any other document executed in connection therewith.

          (c) Within six (6) months from the Closing Date, a Certificate from the City of Boston or the Boston Redevelopment Authority (or such other evidence satisfactory to the Agent and the Required Banks, in their sole and absolute discretion) certifying that (i) all payments and other obligations of Summer Street pursuant to the 121A Agreements (other than completion of the plaza) have been duly performed to date and are current and the 121A Agreements are in full force and effect, and (ii) (X) in accordance with Exhibit F of the 6A Agreement, no consent or approval of the City of Boston or the Boston Redevelopment Authority is required in connection with any financing if with an insurance company, savings bank, pension fund or other recognized institutional lender and (Y) the ninety percent (90%) limitation on mortgaging property as set forth in Section 7 of Chapter 121A of the Massachusetts General Laws has been eliminated and is no longer applicable to the Headquarters Building.

          (d) Within six (6) months from the Closing Date, the Company shall (i) obtain, or cause Summer Street to obtain, a mortgage on the Headquarters Building from a third party in a minimum amount of $100,000,000, the proceeds of which shall be applied in accordance with Section 2.07(e) of this Agreement or (ii) obtain from another source of financing acceptable to the Agent and Banks financing in a minimum amount of $100,000,000, the proceeds of which shall be applied in accordance with Section 2.07(e) of this Agreement.

          (e) Within thirty (30) days from the Closing Date, the Company shall obtain all necessary consents, tenant estoppels, subordination agreements and other documents and instruments executed by landlords, tenants and other Persons party to material contracts relating to any Collateral as to which the Collateral Agent shall be granted a Lien for the benefit of the Banks and the other Senior Secured Lenders, as requested by the Agent.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

     8.01 Indebtedness. The Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness to the Agent or the Banks arising under any of the Loan Documents;

          (b) Indebtedness incurred on or before, or incurred under commitments to lend, in each case existing on or before, the Closing Date and set forth on Schedule 8.01(b) hereto and any extension, renewal, refunding and refinancing thereof; provided that after giving effect to such extension, renewal, refunding or refinancing the principal amount thereof is not increased;

          (c) [Intentionally Omitted];

          (d) Indebtedness not exceeding $5,000,000 in the aggregate at any time or its equivalent in another currency secured by Liens permitted by Section 8.02(d) incurred within 120 days of the acquisition or construction of such assets secured by such Liens;

          (e) Capitalized Lease Obligations;

          (f)  Indebtedness  of  the  Company  to  any  Subsidiary  and  of  any
     Subsidiary  to  the  Company  or  any  other  Subsidiary,   to  the  extent
     permissible under Section 8.04(f)(ii);

          (g) Indebtedness in respect of current liabilities incurred in the ordinary course of business on an open account basis extended in connection with normal purchases of goods and services;

          (h) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

          (i) unsecured contingent obligations arising in connection with (i) surety, performance or other similar bonds obtained in the ordinary course of business, consistent with past practices, (ii) standby letters of credit issued in lieu of such bonds; and (iii) Guaranty Obligations incurred in the ordinary course of business by the Company or any of its Subsidiaries;

          (j) Indebtedness arising from Permitted Swap Obligations;

          (k) subject to Section 2.07 hereof, Subordinated Debt; and

          (l) unsecured Indebtedness of the Company and its Subsidiaries in an aggregate principal amount not to exceed $15,000,000.

     8.02 Limitation on Liens. The Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

          (a) Liens in favor of the Collateral Agent on behalf of the Banks or the Senior Secured Lenders in connection with this Agreement or the Intercreditor Agreement;

          (b) Liens securing Indebtedness permitted by Section 8.01(b);

          (c) Permitted Liens;

          (d) purchase money Liens on assets acquired or constructed by the Company or any of its Subsidiaries in the ordinary course of business to secure the purchase or construction price of such assets or to secure Indebtedness permitted by Section 8.01(d) incurred solely for the purpose of financing the acquisition or construction of such assets to be subject to such Lien; provided, however, that no such Lien shall extend to or cover any real or personal property other than the assets being so acquired or constructed; provided, further, that the Indebtedness secured by such Lien shall not exceed the lower of the cost or fair market value of the assets encumbered by such Lien;

          (e) [Intentionally Omitted]; and

          (f) Liens securing Indebtedness not exceeding $5,000,000 in the aggregate at any time outstanding.

     8.03 Disposition of Assets. The Company shall not, nor shall it permit any of its Subsidiaries to, dispose of any of its assets or enter into any sale and leaseback agreement covering any of its fixed or capital assets; except:

          (a) dispositions of assets no longer used or useful in its business and the sale of inventory and other assets in the ordinary course having a book value not to exceed $5,000,000 in the aggregate for any fiscal year of the Company;

          (b) dispositions of assets permitted by Section 8.07;

          (c) dispositions of assets to a third party in an arms length transaction provided that within 90 days of the date of such disposition the net proceeds thereof are invested in or used to acquire assets useful in the business of the Person disposing of such assets; and, provided, further that the dispositions of such assets do not have a book value in excess of $5,000,000 during any fiscal year of the Company.

          (d) intercompany dispositions or transfers of assets between the Company and its Subsidiaries or between any two of the Company's Subsidiaries, provided that the book value of any assets disposed of or transferred by a Borrower Party to any Person not a Borrower Party shall not exceed $3,000,000 in the aggregate for any fiscal year of the Company; and

          (e) dispositions of other property having a book value not to exceed $3,000,000 in the aggregate for any fiscal year of the Company.

     8.04 Limitation on Acquisitions and Investments. The Company shall not, nor shall it permit any of its Subsidiaries to, acquire or purchase any securities or the assets or business of any other Person or make any investment in or loan to any other Person, except:

          (a) investments and loans existing on the Closing Date;

          (b) investments in cash, cash equivalents and marketable securities (as defined in accordance with GAAP);

          (c) acquisitions of the assets or business, or investments in the business, of any other Person which is engaged in providing cold storage, engineering, environmental, construction and consulting services or owning real estate relating to the facilities of the Company and its Subsidiaries and those ventures requiring equity participation in which the services of the Company provide a competitive advantage to the venture in a transaction which is agreeable to or, in the case of a corporation, has been approved by the Board of Directors of, such other Person, or of its owners in the case of a stock purchase; provided, however, that the Total Consideration for all such acquisitions shall not exceed $30,000,000 in the aggregate in any fiscal year of the Company; provided, further, that any such Total Consideration in excess of $5,000,000 in the aggregate in any fiscal year shall consist solely of the issuance of new equity securities of the Company or its Subsidiaries;

          (d) a net noncash equity investment not to exceed $25,000,000 in the aggregate representing equipment previously purchased for a project in Indonesia in connection with a Joint Venture to construct an ethylene plant and related facilities to be located in India, and the deferment of a portion of the purchase price for such plant and facilities in an amount not to exceed $18,000,000 in the aggregate;

          (e) loans and advances by the Company and its Subsidiaries to employees of the Company and its Subsidiaries for moving, relocation and home purchases and other similar expenses, in each case in the ordinary course of business, in an aggregate principal amount not to exceed $500,000 at any time with respect to any employee and in an aggregate principal amount not to exceed $2,000,000 at any time outstanding during any fiscal year of the company (determined without regard to any write-downs or write-offs of such loans and advances);

          (f) (i) investment and loans  consisting of Indebtedness  permitted by
     Section 8.01 and (ii) investments and loans by the Company to any of its Subsidiaries, investments and loans by any Subsidiaries to the Company and investments and loans by any Subsidiaries to another Subsidiary; provided that (A) after the Closing Date the aggregate outstanding principal amount of all intercompany loans and advances made by the Company and its Domestic Principal Subsidiaries to non-Domestic Principal Subsidiaries and foreign Subsidiaries, after the Closing Date, shall not at any time exceed $3,000,000 (determined without regard to any write-downs or write-offs of such loans and advances), (B) other than the intercompany note of The Nordic Group referenced in the definition of "Company Pledged Notes," each item of intercompany Indebtedness incurred outside of the ordinary cash management practices of the Company (including the intercompany note of The Nordic Group referenced in the definition of "Company Pledged Notes") shall be evidenced by a promissory note in the form of Exhibit L hereto, (C) each such promissory note evidencing intercompany loans and advances made by a foreign Subsidiary or a non-Domestic Principal Subsidiary to the Company or a Domestic Principal Subsidiary of the Company shall contain the subordination provisions set forth in Exhibit C hereto, and (D) each such promissory note evidencing intercompany Indebtedness (other than promissory notes that are held by foreign Subsidiaries of the Company) shall be pledged to the Collateral Agent pursuant to the Pledge Agreements; and

          (g) acquisitions and investments permitted by Section 8.07; provided that in all cases no Default or Event of Default has occurred under this Agreement or will occur after giving effect to any such acquisition or investment.

     8.05 Business Activities. The Company shall not, or permit any of its Principal Subsidiaries to, engage in, any business activities or operations substantially different from or unrelated to providing cold storage, engineering, environmental, construction and consulting services or owning real estate relating to the facilities of the Company and its Subsidiaries.

     8.06 Limitation on Capital Expenditures. The Company shall not, nor shall it permit any of its Subsidiaries to, create, assume or incur, or permit any of its Subsidiaries to create, assume or incur, capital expenditures; except, capital expenditures not exceeding in the aggregate in any fiscal year $20,000,000.

     8.07 Limitations on Fundamental Changes. The Company shall not, nor shall it permit any of its Subsidiaries to, consummate any transaction of merger or consolidation, reorganize, spin-off, liquidate, dissolve or wind up (or suffer any reorganization, liquidation, dissolution or winding up) or convey, sell, lease, license or otherwise dispose of, in one or a series of related transactions, all or substantially all of the property, assets or business the Company and its Subsidiaries taken as a whole (a "merger"), except so long as no Default or Event of Default then exists or would result therefrom, mergers of one or more Subsidiaries of the Company with and into the Company or a Subsidiary of the Company, provided that in the case of any merger involving a Borrower Party, such Borrower Party shall be the surviving corporation.

     8.08 ERISA. The Company shall not at any time (a) permit any Plan to: (i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (ii) fail to comply with ERISA or any other applicable Laws; or (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA); which, with respect to each event listed above, has a Material Adverse Effect, or (b) engage in a transaction could be subject to Section 4069 or 4212(c) of ERISA.

     8.09 Consolidated Net Worth. The Company shall not permit its Consolidated Net Worth as of the end of any fiscal quarter to be less than the sum of (a) $208,350,000 plus (b) seventy-five percent (75%) of Consolidated Net Income for each fiscal quarter (with no deduction for losses), commencing with the fiscal quarter ending June 30, 1999, plus (c) one hundred percent (100%) of the net proceeds received by the Company from the issuance of new Capital Stock subsequent to the Closing Date.

     8.10 Fixed Charge Coverage Ratio. The Company shall not permit the Fixed Charge Coverage Ratio as determined of the last day of any fiscal quarter set forth below to be less than the ratio set forth below for such date:

          Fiscal Quarter Ending                         Ratio
          ---------------------                         -----

          On or before December 31, 1999                2.00 to 1.00

          Thereafter                                    2.50 to 1.00

     8.11 Funded Debt Coverage Ratio. The Company shall not permit the Funded Debt Coverage Ratio as determined of the last day of any fiscal quarter set forth below to be greater than the ratio set forth below for such date:

          Fiscal Quarter Ending                         Ratio
          ---------------------                         -----

          On or before September 30, 1999               3.50 to 1.00

          Thereafter                                    3.00 to 1.00

     8.12 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than could be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

     8.13 Use of  Proceeds.

          (a) The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

          (b) The Company shall not, directly or indirectly, use any portion of the Loan proceeds or any Letter of Credit (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Company or any Affiliate of the Company. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. 24, Seventh), as amended.

     8.14 Joint Ventures. Except as permitted by Section 8.04, the Company shall not, and shall not suffer or permit any Subsidiary to enter into any Joint Venture, other than in the ordinary course of business.

     8.15 Restricted Payments. The Company shall not, and shall not suffer or permit any Subsidiary to, declare, make or pay, or incur any liability to make or pay, or cause or permit to be declared, made or paid any Restricted Payment, except that the Company may:

          (a) (i) declare  and make  dividend  payments  or other  distributions payable solely in its common stock or pay cash dividends to its stockholders computed on a cumulative consolidated basis in an aggregate amount not to exceed $8,000,000 during any twelve (12) month period provided, that, immediately before and after giving effect to such proposed action, no Default or Event of Default is then in existence or would otherwise arise therefrom;

               (ii) redeem or repurchase common stock (or options to purchase such common stock) from officers, employees and directors of the Company or any of its Subsidiaries, so long as the purpose of such purchase is to acquire common stock to provide officers, employees and directors with funds to satisfy tax liabilities of any such purchase; provided that in all such cases (A) no Default or Event of Default is then in existence or would otherwise arise therefrom, (B) the aggregate amount of all cash paid in respect of all such shares so redeemed or repurchased does not exceed $1,000,000 in the aggregate during any fiscal year of the Company; and

               (iii) notwithstanding anything herein to the contrary, any Subsidiary of the Company may declare and make dividend payments to the Company or to any Wholly-Owned Subsidiary of the Company.

          (b) Notwithstanding anything herein to the contrary, the Company shall not, and shall not permit any of its Subsidiaries to:

               (i) make (a) any optional payment or prepayment on (or deliver a notice of prepayment under) or redemption (including, without limitation, by making payments to a sinking or analogous fund), defeasance or repurchase of any Indebtedness (other than Indebtedness pursuant to this Agreement and the Indebtedness listed on Schedule 8.15(b)(i)) or (b) any payments in violation of the subordination provisions of any Subordinated Debt; or

               (ii) change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Subordinated Debt; (b) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt; (d) change the redemption or prepayment provision of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Subordinated Debt; (f) add any guarantor thereof, or
          (g) change or amend any other term if such change or amendment would materially increase the obligations of any obligor or confer additional material rights on the holder of any Subordinated Debt in a manner adverse to the Company or any of its Subsidiaries, the Agent, any Bank or any Issuing Bank.

     8.16 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

     8.17 Amendments. Without limiting the generality of any restrictions contained in any Contractual Obligation evidencing the Uncommitted Lines, the Company covenants and agrees that it shall not, and shall not permit any of its Subsidiaries to, without the prior consent of the Agent and the Required Banks, consent or agree to, or otherwise suffer, any amendment, waiver or modification of, or supplement to any Contractual Obligation evidencing the Uncommitted Lines, except for modifications made in the ordinary course of business which do not adversely affect the Agent and the Banks or increase any amounts paid by the Company or any of its Subsidiaries thereunder.

     8.18 Collateral Pool; Uncommitted Lines. The Company will not permit the total amount of Indebtedness outstanding under this Agreement and the Uncommitted Lines which is secured by the Collateral Pool at any time to exceed $250,000,000 in the aggregate, and the Company will not permit the Indebtedness outstanding under the Uncommitted Lines at any time to exceed $18,000,000 in the aggregate.


                                   ARTICLE IX

                                EVENTS OF DEFAULT

     9.01 Event of Default. Any of the following shall constitute an "Event of Default":

          (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, (ii) within three (3) Business Days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document, or (iii) within three (3) Business Days after demand therefor, any other fee or amount not referenced in clause (ii) above payable to the Agent, the Arranger, the Issuing Bank or any Bank hereunder; or

          (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible
     Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

          (c) Specific Defaults. The Company or any Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.12, or 7.13 or in Article VIII; or

          (d) Other Defaults. The Company or any Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of fifteen (15) days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

          (e) Cross-Default. The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or cash collateral in respect thereof to be demanded; or

          (f) Insolvency;  Voluntary Proceedings.  The Company or any Subsidiary
     (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
     (ii)  voluntarily  ceases to conduct its business in the  ordinary  course;
     (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

          (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Subsidiary
     acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

          (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000 or (ii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or

          (i) Monetary Judgments. One or more final (non-interlocutory) judgments, orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of thirty
     (30) days after the entry thereof; or

          (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (k) Change of Control. There occurs any Change of Control; or

          (l) Guarantor Defaults. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in the Guaranty; or the Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at Sections (f) or (g) of this Section occurs with respect to any Guarantor; or

          (m) Invalidity of Subordination Provisions. The subordination provisions of any agreement or instrument governing any Subordinated Debt is for any reason revoked or invalidated, or otherwise cease to be in full force and effect, or the Company, any of its Subsidiaries or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or the Subordination Agreement, the Subordinated Debt or such subordination provisions.; or

          (n) Collateral. Any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens; or

          (o) Enforceability of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement or action (or omission to act) of the Agent, the Issuing Bank or the Banks, or satisfaction in full of all the Obligations ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect; or any Borrower Party thereto denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same.

     9.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

          (a) declare the commitment of each Bank to make Loans and any obligation of the Issuing Banks to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

          (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

          (c) demand that the Company immediately provide to the Agent cash collateral for the full amount of each outstanding Letter of Credit, and the Company agrees to immediately provide such cash collateral and acknowledges and agrees that the Agent and the Banks would not have an adequate remedy at law for failure by the Company to honor any such demand and that the Agent and the Banks shall have the right to require the Company to specifically perform such undertaking whether or not any draws have been made under the Letters of Credit; and

          (d) exercise and enforce on behalf of itself and the Banks any and all rights and remedies available to it and the Banks under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in Section (f) or (g) of Section 9.01 (in the case of clause (i) of Section (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Bank.

     9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                    ARTICLE X

                                    THE AGENT

     10.01  Appointment  and  Authorization;   "Agent".

          (a) Each Bank hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b) Each Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Banks to act for such Issuing Bank with respect thereto; provided, however, that each Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this
     Article X, included each Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to each Issuing Bank.

     10.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     10.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

     10.04 Reliance by Agent.

          (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     10.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     10.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

     10.07 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket  expenses  (including  Attorney  Costs)  incurred  by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     10.08 Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Bank of America were not the Agent or an Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or any of its Subsidiaries and Affiliates) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or an Issuing Bank.

     10.09 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon thirty (30) days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall be approved by the Company (which approval shall not be unreasonably withheld). If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.04 and
11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank of America may not be removed as the Agent at the request of the Majority Banks unless Bank of America shall also simultaneously be replaced as an Issuing Bank hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

     10.10  Withholding  Tax.

          (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

               (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

               (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

          Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

          (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by Section (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this Section shall survive the payment of all Obligations and the resignation or replacement of the Agent.

     10.11 Co-Agents. None of the Banks identified on the facing page or signature pages of this Agreement as a "co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "co-agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                   ARTICLE XI

                                  MISCELLANEOUS

     11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

          (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 2.05 or Section 2.07); (except for any increase of the Combined Commitments of up to $15,000,000, subject to the prior approval of the Agent and the Arranger pursuant to Section 4.10);

          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan
     Document, including, without limitation, any mandatory prepayments contemplated by Section 2.07;

          (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (iii) below) any fees or other amounts payable hereunder or under any other Loan Document;

          (d) change the percentage of the Commitments (except for any change in the percentage of the Commitments resulting from the increase of the Combined Commitments of up to $15,000,000 pursuant to Section 4.10) or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

          (e) amend this Section, Section 2.14 or Section 8.03 or any provision herein providing for consent or other action by all Banks; or

          (f) discharge any Guarantor, or release all or substantially all of the Collateral except as otherwise may be provided in the Collateral Documents, or except where the consent of the Majority Banks only is specifically provided for; and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     11.02 Notices.

          (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

          (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or X to the Agent shall not be effective until actually received by the Agent, and notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for any "Issuing Bank" on Schedule 11.02.

          (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

     11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     11.04 Costs and Expenses. The Company shall:

          (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse Bank of America (including in its capacity as Agent and Issuing Bank), and the Arranger within five (5) Business Days after demand (subject to Section 5.01(f)) for all reasonable and documented costs and expenses incurred by Bank of America (including in its capacity as Agent and Issuing Bank), and the Arranger in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by Bank of America (including in its capacity as Agent and an Issuing Bank) with respect thereto; and

          (b) pay or reimburse the Agent, the Arranger, the Issuing Bank and each Bank within five (5) Business Days after demand (subject to Section 5.01(f)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

     11.05 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, the Loans or Letters of Credit or the use of the proceeds thereof or related to or arising out of any Offshore Currency transactions entered into in connection herewith, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     11.06 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

     11.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

     11.08 Assignments, Participations, etc. (a) Any Bank may, with the written consent of the Company (at all times other than during the existence of a Default or an Event of Default) and the Agent and the Issuing Bank, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company, the Agent or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is a Bank or an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000 and so long as, after giving effect thereto, the Bank's remaining Commitment is either
(i) equal to or greater than $5,000,000 or (ii) zero; provided, however, that the Company and the Agent may continue to deal solely and directly with such
Bank in connection with the interest so assigned to an Assignee until (X) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (Y) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit J ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (Z) the assignor Bank or
Assignee has paid to the Agent a processing fee in the amount of $3,500 (including, but not limited to, with respect to an assignment by a Bank to another Bank).

          (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

          (c) Within five (5) Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with Section 11.08(a)), the Company shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

          (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank, the L/C Obligations and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents in a minimum amount of $5,000,000; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company, the Issuing Bank and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.01, 4.03 and 11.05 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement. Each Bank shall promptly notify each of the Agent and the Company of any such participation hereunder, including the name of any Participant.

          (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     11.09 Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any of its Subsidiaries, or by the Agent on the Company's or such Subsidiaries' behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any of its Subsidiaries; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or
(ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or its Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any of its Subsidiaries is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

     11.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     11.11 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     11.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     11.14 No Third Parties Benefitted. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     11.15  Governing  Law and  Jurisdiction.

          (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

     11.16 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     11.17 Currency. Each reference in this Agreement to Dollars or to an Offshore Currency (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of the Company in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Agent or Bank entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency so purchased for any reason falls short of the amount originally due in the relevant currency, the Company shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of the Company not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

     11.18 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Los Angeles, California by their proper and duly authorized officers as of the day and year first above written.


                             STONE & WEBSTER, INCORPORATED


                             By:  ______________________________________________
                                   Name:
                                   Title:


                             BANK OF AMERICA, N.A.,
                             as Agent


                             By:  ______________________________________________
                                   Name:
                                   Title:


                             BANK OF AMERICA, N.A.,
                             as Issuing Bank


                             By:  ______________________________________________
                                   Name:
                                   Title:



                             BANK OF AMERICA,  N.A.,
                             as a Bank



                             By:  ______________________________________________
                                  Name:
                                  Title:


                             ARAB BANKING CORPORATION (B.S.C.),
                             as a Bank



                             By:  ______________________________________________
                                  Name:
                                  Title:


                             THE CHASE MANHATTAN BANK,
                             as a Bank


                             By:  ______________________________________________
                                  Name:
                                  Title:


                             HSBC BANK USA,
                             as a Bank



                             By:  ______________________________________________
                                  Name:
                                  Title:

                             EXHIBITS AND SCHEDULES

    THE REGISTRANT AGREES TO PROVIDE THE SECURITIES AND EXCHANGE COMMISSION,
         UPON REQUEST, WITH COPIES OF THE EXHIBITS AND SCHEDULES HERETO